                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                 IMC GLOBAL INC.

                                       AND

                              FREEPORT-McMoRan INC.

                           Dated as of August 26, 1997


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                                TABLE OF CONTENTS

                                    ARTICLE I
                                    THE MERGER
Section 1.1   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
Section 1.2   Effective Time . . . . . . . . . . . . . . . . . . . . . . . - 3 -
Section 1.3   Effects of the Merger. . . . . . . . . . . . . . . . . . . . - 3 -
Section 1.4   Certificate of Incorporation and By-laws;
                Officers and Directors.  . . . . . . . . . . . . . . . . . - 3 -
Section 1.5   Effect on Stock. . . . . . . . . . . . . . . . . . . . . . . - 4 -
Section 1.6   IGL to Make Stock and Warrant Certificates
                Available. . . . . . . . . . . . . . . . . . . . . . . . . - 6 -
Section 1.7   Dividends; Transfer Taxes; Withholding . . . . . . . . . . . - 7 -
Section 1.8   No Fractional Shares or Fractional
                Warrants . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
Section 1.9   Return of Exchange Fund. . . . . . . . . . . . . . . . . . . - 9 -
Section 1.10  Adjustment of Conversion Number. . . . . . . . . . . . . . . - 9 -
Section 1.11  No Further Ownership Rights in FTX Common
                Shares . . . . . . . . . . . . . . . . . . . . . . . . . . - 9 -
Section 1.12  Closing of FTX Transfer Books. . . . . . . . . . . . . . . .- 10 -
Section 1.13  Further Assurances . . . . . . . . . . . . . . . . . . . . .- 10 -
Section 1.14  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .- 10 -

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF IGL

Section 2.1   Organization, Standing and Power . . . . . . . . . . . . . .- 11 -
Section 2.2   Capital Structure. . . . . . . . . . . . . . . . . . . . . .- 12 -
Section 2.3   Authority. . . . . . . . . . . . . . . . . . . . . . . . . .- 13 -
Section 2.4   Consents and Approvals; No Violation . . . . . . . . . . . .- 14 -
Section 2.5   SEC Documents and Other Reports. . . . . . . . . . . . . . .- 15 -
Section 2.6   Registration Statement and Joint Proxy
                Statement. . . . . . . . . . . . . . . . . . . . . . . . .- 16 -
Section 2.7   Absence of Certain Changes or Events . . . . . . . . . . . .- 16 -
Section 2.8   No Existing Violation, Default, Etc. . . . . . . . . . . . .- 17 -
Section 2.9   Licenses and Permits . . . . . . . . . . . . . . . . . . . .- 18 -
Section 2.10  Environmental Matters. . . . . . . . . . . . . . . . . . . .- 18 -
Section 2.11  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .- 19 -
Section 2.12  Actions and Proceedings. . . . . . . . . . . . . . . . . . .- 20 -
Section 2.13  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . .- 20 -
Section 2.14  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .- 21 -
Section 2.15  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . .- 21 -
Section 2.16  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .- 24 -
Section 2.17  Opinions of Financial Advisors . . . . . . . . . . . . . . .- 24 -
Section 2.18  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .- 25 -
Section 2.19  Ownership of FTX Capital Stock . . . . . . . . . . . . . . .- 25 -

                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF FTX
Section 3.1   Organization, Standing and Power . . . . . . . . . . . . . .- 25 -
Section 3.2   Capital Structure. . . . . . . . . . . . . . . . . . . . . .- 25 -
Section 3.3   Authority. . . . . . . . . . . . . . . . . . . . . . . . . .- 26 -

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Section 3.4   Consents and Approvals; No Violation . . . . . . . . . . . .- 27 -
Section 3.5   SEC Documents and Other Reports. . . . . . . . . . . . . . .- 28 -
Section 3.6   Registration Statement and Joint Proxy
                Statement; Newco Form S-1. . . . . . . . . . . . . . . . .- 29 -
Section 3.7   Absence of Certain Changes or Events . . . . . . . . . . . .- 30 -
Section 3.8   No Existing Violation, Default, Etc. . . . . . . . . . . . .- 30 -
Section 3.9   Licenses and Permits . . . . . . . . . . . . . . . . . . . .- 31 -
Section 3.10  Environmental Matters. . . . . . . . . . . . . . . . . . . .- 31 -
Section 3.11  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .- 32 -
Section 3.12  Actions and Proceedings. . . . . . . . . . . . . . . . . . .- 32 -
Section 3.13  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . .- 33 -
Section 3.14  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .- 33 -
Section 3.15  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . .- 34 -
Section 3.16  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .- 37 -
Section 3.17  Opinion of Financial Advisor . . . . . . . . . . . . . . . .- 38 -
Section 3.18  State Takeover Statutes and Charter
                Provisions; Absence of Stockholder
                Rights Plan. . . . . . . . . . . . . . . . . . . . . . . .- 38 -
Section 3.19  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .- 38 -
Section 3.20  Ownership of IGL Capital Stock . . . . . . . . . . . . . . .- 38 -

                               ARTICLE IV
                 COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1  Conduct of Business Pending the Merger. . . . . . . . . . . .- 39 -
Section 4.2  No Solicitation . . . . . . . . . . . . . . . . . . . . . . .- 45 -
Section 4.3  Third Party Standstill Agreements . . . . . . . . . . . . . .- 46 -
Section 4.4  Reorganization. . . . . . . . . . . . . . . . . . . . . . . .- 47 -

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

Section 5.1   Stockholder Meetings . . . . . . . . . . . . . . . . . . . .- 47 -
Section 5.2   Preparation of the Registration Statement
                and the Joint Proxy Statement and the
                Newco Form S-1 . . . . . . . . . . . . . . . . . . . . . .- 47 -
Section 5.3   Comfort Letters. . . . . . . . . . . . . . . . . . . . . . .- 48 -
Section 5.4   Access to Information. . . . . . . . . . . . . . . . . . . .- 49 -
Section 5.5   Compliance with the Securities Act . . . . . . . . . . . . .- 49 -
Section 5.6   Stock Exchange Listings. . . . . . . . . . . . . . . . . . .- 50 -
Section 5.7   Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .- 50 -
Section 5.8   FTX Incentive Plans. . . . . . . . . . . . . . . . . . . . .- 50 -
Section 5.10  Public Announcements . . . . . . . . . . . . . . . . . . . .- 51 -
Section 5.11  Real Estate Transfer and Gains Tax . . . . . . . . . . . . .- 51 -
Section 5.12  State Takeover Laws. . . . . . . . . . . . . . . . . . . . .- 52 -
Section 5.13  Indemnification; Directors and Officers
                Insurance. . . . . . . . . . . . . . . . . . . . . . . . .- 52 -
Section 5.14  Notification of Certain Matters. . . . . . . . . . . . . . .- 53 -
Section 5.15  Treatment of FTX $4.375 Preferred
                Shares . . . . . . . . . . . . . . . . . . . . . . . . . .- 54 -
Section 5.16  Certain Litigation . . . . . . . . . . . . . . . . . . . . .- 54 -
Section 5.17  Employee Benefits. . . . . . . . . . . . . . . . . . . . . .- 54 -

                                 - ii -

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Section 5.18  Board of Directors . . . . . . . . . . . . . . . . . . . . .- 57 -
Section 5.19  Services Agreement . . . . . . . . . . . . . . . . . . . . .- 57 -
Section 5.20  Distribution Agreement . . . . . . . . . . . . . . . . . . .- 57 -
Section 5.21  IGL/FTX Standstill Agreement . . . . . . . . . . . . . . . .- 58 -

                                 ARTICLE VI
                     CONDITIONS PRECEDENT TO THE MERGER

Section 6.1  Conditions to Each Party's Obligation to
                Effect the Merger. . . . . . . . . . . . . . . . . . . . .- 59 -
Section 6.2  Conditions to Obligation of FTX to Effect
                the Merger . . . . . . . . . . . . . . . . . . . . . . . .- 60 -
Section 6.3  Conditions to Obligations of IGL to Effect
                the Merger . . . . . . . . . . . . . . . . . . . . . . . .- 62 -

                               ARTICLE VII
                   TERMINATION; AMENDMENT AND WAIVER

Section 7.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . .- 65 -
Section 7.2  Effect of Termination . . . . . . . . . . . . . . . . . . . .- 68 -
Section 7.3  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .- 68 -
Section 7.4  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .- 68 -

                             ARTICLE VIII
                          GENERAL PROVISIONS

Section 8.1  Non-Survival of Representations and
                Warranties . . . . . . . . . . . . . . . . . . . . . . . .- 69 -
Section 8.2  IMC-Agrico Entities . . . . . . . . . . . . . . . . . . . . .- 69 -
Section 8.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .- 69 -
Section 8.4  Interpretation. . . . . . . . . . . . . . . . . . . . . . . .- 71 -
Section 8.5  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .- 71 -
Section 8.6  Entire Agreement; No Third-Party
                Beneficiaries. . . . . . . . . . . . . . . . . . . . . . .- 71 -
Section 8.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .- 71 -
Section 8.8  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .- 71 -
Section 8.9  Severability. . . . . . . . . . . . . . . . . . . . . . . . .- 71 -
Section 8.10  Enforcement of this Agreement. . . . . . . . . . . . . . . .- 72 -

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER dated as of August 26, 1997 (this "Agreement") between IMC GLOBAL INC., a Delaware corporation ("IGL"), and FREEPORT-McMoRan INC., a Delaware corporation ("FTX") (IGL and FTX being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


          WHEREAS, the respective Boards of Directors of IGL and FTX have approved and declared advisable the merger of FTX into IGL (or, alternatively, the merger of FTX into a subsidiary of IGL; either such merger being referred to herein as the "Merger"), upon the terms and subject to the conditions herein set forth, whereby the issued and outstanding shares of Common Stock, $.01 par value, of FTX ("FTX Common Shares"), not owned directly or indirectly by IGL or FTX and other than Dissenting Shares (as defined in Section 1.5(c)), will be converted into (i) shares of Common Stock, $1.00 par value, of IGL ("IGL Common Stock"), (ii) warrants ("IGL Warrants") exercisable for shares of IGL Common Stock and (iii) shares of Common Stock, $.01 par value ("Newco Common Stock"), of a new company ("Newco") comprised of the existing sulphur assets and liabilities and certain oil and gas interests identified in the Main Pass Agreements (as defined below) currently held by subsidiaries of FTX and IGL;

          WHEREAS, immediately prior to the Merger, (i) IGL will cause its wholly owned subsidiary, IMC Global Operations Inc. ("Global Operations"), and FTX will cause Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), a Delaware limited partnership of which FTX is the Administrative Managing General Partner, to contribute to Newco, a wholly owned subsidiary of FRP, certain assets and liabilities used in connection with the production, sale and distribution of sulphur, including the interests held by Global Operations and FRP in Main Pass Block 299 pursuant to the Joint Operating Agreement dated
May 1, 1988 and the Operating Agreement (Oil and Gas) Lease No. OCS-G 1316-A dated June 5, 1990, and other related agreements, each among FRP, Global Operations and Homestake Mining Company, as amended, (collectively, the "Main Pass Agreements") and (ii) FRP shall distribute to the partners of FRP (including FTX) the Newco Common Stock;

          WHEREAS, in connection with the Merger and simultaneously with the execution hereof, IGL and FTX shall enter into an agreement, which shall be effective at the Effective Time (as hereinafter defined) with Freeport-McMoRan Copper and Gold Inc. ("FCX") providing for FTX to convey certain FTX assets to FCX and for FCX to indemnify IGL (as the successor to FTX) with respect to certain liabilities associated with the operations of FCX (the
"FCX Indemnity Letter");

          WHEREAS, in connection with the Merger, IGL and FTX shall enter into an agreement, which shall be effective at the Effective Time, with FM Properties Inc. ("FMP") or an affiliate of FMP with respect to (i) the sale by FTX of its partnership interest in FM Properties Operating Co. ("FMPO"), (ii) the sale by FTX of its interest in FM Properties Holding Company and (iii) FTX's guarantee of outstanding debt and certain other contingent liabilities of FMPO;

          WHEREAS, in connection with the Merger and simultaneously with the execution hereof, IGL, FTX, FRP and Newco shall enter into a Contribution and Distribution Agreement (the "Distribution Agreement") with respect to Newco and the distribution of Newco Common Stock to the holders of partnership interests of FRP (including FTX);

          WHEREAS, in connection with the Merger, at the Effective Time, IGL shall enter into a letter agreement with FM Services Company ("FMS") as contemplated by Section 5.19 of this Agreement with respect to certain commitments of FTX being assumed by IGL in the Merger;

          WHEREAS, the respective Boards of Directors of IGL and FTX have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

          WHEREAS, for United States income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions herein set forth, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), FTX shall be merged with and into IGL at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of FTX shall cease and IGL shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of FTX in accordance with the DGCL. Notwithstanding any provision of this Agreement to the contrary, at the election of IGL, any direct wholly-owned corporate
Subsidiary (as hereinafter defined) of IGL may be substituted for IGL as a constituent corporation to be merged with and into FTX in the Merger, in which case IGL shall cause such Subsidiary to be bound by the terms and conditions of and to make the representations and warranties contained in this Agreement, provided that any such substitution of an IGL Subsidiary shall not relieve or discharge IGL from any of its obligations or commitments set forth in this Agreement. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to IGL and FTX, in order to reflect such substitution.

          Section 1.2 EFFECTIVE TIME. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, has been filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, upon the mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger, but not to exceed 30 days after the date that the Certificate of Merger has been filed. When used in this Agreement, the term "Effective Time" means the later of the date and time at which the Certificate of Merger has been filed or such later date and time as is established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger herein set forth.

          Section 1.3 EFFECTS OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and as set forth in this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of FTX shall vest in the Surviving Corporation, and all debts, liabilities and duties of FTX shall become the debts, liabilities and duties of the Surviving Corporation. In addition, at the Effective Time, the Surviving Corporation shall assume the rights, duties and obligations of the administrative managing general partner under the Amended and Restated Agreement of Limited Partnership of Freeport-McMoRan Resource Partners, Limited Partnership.

          Section 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS; OFFICERS AND DIRECTORS. (a) The Restated Certificate of Incorporation of IGL, as in effect prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving

Corporation until thereafter amended as provided therein or by applicable law.

          (b) The By-Laws of IGL, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          (c) Subject to Section 5.18, the directors of IGL immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the next annual meeting of stockholders (or the earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

          (d) The officers of IGL immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal and until their respective successors are duly elected and qualified, as the case may be.

          Section 1.5 EFFECT ON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of either of the Constituent Corporations:

          (a) FTX COMMON SHARES IN TREASURY OR OWNED BY IGL. All FTX Common Shares that are held in the treasury of FTX or by any wholly-owned Subsidiary of FTX and any FTX Common Shares owned by IGL or by any wholly-owned Subsidiary of IGL shall be canceled and no capital stock of IGL or other consideration shall be delivered in exchange therefor.

          (b) CONVERSION OF FTX COMMON SHARES. Subject to the provisions of Sections 1.5(c), 1.8 and 1.10, each FTX Common Share issued and outstanding immediately prior to the Effective Time (including any FTX Common Shares issued by FTX upon conversion of FTX $4.375 Preferred Shares (as defined herein) prior to the Effective Time, but not including shares to be canceled in accordance with Section 1.5(a)) shall be converted into:

               (i) 0.90 (such number being hereinafter referred to as the "IGL Conversion Number") of a validly issued, fully paid and nonassessable share of IGL Common Stock; and

               (ii) 1/3 of a IGL Warrant, each such IGL Warrant to be issued pursuant to the Warrant Agreement between IGL and The Bank of New York, as Warrant Agent, in the form attached hereto as EXHIBIT A; and

               (iii) in addition, each holder of FTX Common Shares immediately prior to the Effective Time shall, by virtue of the Merger, have the right to receive that number (the "Newco Conversion Number") of validly issued, fully paid and nonassessable shares of Newco Common Stock that bears the same proportion to the total number of shares of Newco Common Stock held by FTX immediately prior to the Effective Time as the number of FTX Common Shares held by such holder bears to the total issued and outstanding shares of FTX Common Stock immediately prior to the Effective Time.

          All such FTX Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired; and each holder of a certificate representing prior to the Effective Time any such FTX Common Shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the shares of IGL Common Stock and Newco Common Stock and IGL Warrants into which such FTX Common Shares have been converted, (ii) any dividends and other distributions in accordance with Section 1.7 and (iii) any cash, without interest, to be paid in lieu of any fractional share of IGL Common Stock or Newco Common Stock or in lieu of any fractional IGL Warrant in accordance with Section 1.8.

          (c) SHARES OF DISSENTING STOCKHOLDERS. Notwith-standing anything in this Agreement to the contrary, any issued and outstanding FTX Common Shares held by a person (a "DISSENTING STOCKHOLDER") who has not voted in favor of or consented to the Merger and complies with Section 262 and all other provisions of Delaware law concerning the right of holders of FTX Common Shares to require appraisal of their FTX Common Shares ("DISSENTING SHARES") shall not be converted in the manner provided in SECTION 1.5(b), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, the FTX Common Shares owned by such stockholders shall be deemed to be canceled as of the Effective Time and become the right to receive, in respect of each such canceled FTX Common Share, the consideration set forth in Section 1.5(b) to be delivered in exchange for a FTX Common Share pursuant to the Merger. FTX shall give IGL (i) prompt notice of any demands for appraisal of shares received by FTX and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. FTX shall not, without the prior written consent of IGL, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          Section 1.6  IGL TO MAKE STOCK AND WARRANT CERTIFICATES AVAILABLE.
(a) EXCHANGE OF CERTIFICATES. IGL shall authorize American Stock Transfer & Trust Company (or such other person or persons as shall be acceptable to IGL and FTX) to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, IGL shall, on its own behalf, and with respect to (iii) below, on behalf of FTX, deposit with the Exchange Agent, in trust for the holders of certificates (the "FTX Certificates") which immediately prior to the Effective Time represented FTX Common Shares converted in the Merger, (i) certificates (the "IGL Stock Certificates") representing the shares of IGL Common Stock, (ii) certificates (the "IGL Warrant Certificates") representing the IGL Warrants, and (iii) certificates (the "Newco Stock Certificates") representing the shares of Newco Common Stock issuable pursuant to Section 1.5(b) in exchange for the outstanding FTX Common Shares (such shares of IGL Common Stock, IGL Warrants and shares of Newco Common Stock, together with any dividends or distributions with respect thereto deposited in accordance with Section 1.7, being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a FTX Certificate at the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to FTX Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of FTX Certificates in exchange for the property described in the next sentence). Upon surrender for cancellation to the Exchange Agent of FTX Certificate(s) held by any record holder of a FTX Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor a IGL Stock Certificate, a Newco Stock Certificate and a IGL Warrant Certificate representing, respectively, the number of whole shares of IGL Common Stock, the number of whole shares of Newco Common Stock and the number of whole IGL Warrants into which FTX Common Shares represented by the surrendered FTX Certificate(s) shall have been converted at the Effective Time pursuant to this
Article I, cash in lieu of any fractional share of IGL Common Stock or Newco Common Stock or any fractional IGL Warrant in accordance with Section 1.8 and any dividends and other distributions in accordance with Section 1.7; and FTX Certificate(s) so surrendered shall forthwith be canceled.

          In the event any FTX Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if reasonably required by IGL or the Surviving Corporation, upon the posting by such person of a bond in such amount as IGL or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate(s), the Exchange Agent will issue in respect to such lost, stolen or destroyed Certificate(s), the consideration to be received by virtue of the Merger with respect to FTX Common Shares represented thereby.

          (c) STATUS OF FTX CERTIFICATES. Subject to the provisions of Sections 1.5(c), 1.7 and 1.8, each FTX Certificate which immediately prior to the Effective Time represented FTX Common Shares shall, from and after the Effective Time until surrendered in exchange for IGL Certificate(s) in accordance with this Section 1.6, be deemed for all purposes to represent the number of shares of IGL Common Stock and Newco Common Stock and the number of IGL Warrants into which such FTX Common Shares shall have been so converted.

          Section 1.7 DIVIDENDS; TRANSFER TAXES; WITHHOLDING. No dividends or other distributions that are declared on or after the Effective Time on IGL Common Stock or Newco Common Stock, as the case may be, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive IGL Stock Certificates representing IGL Common Stock and Newco Stock Certificates representing Newco Common Stock, and no cash payment in lieu of any fractional share of IGL Common Stock or Newco Common Stock or any fractional IGL Warrant shall be paid to any such person pursuant to Section 1.8, until such person shall have surrendered its FTX Certificate(s) as provided in Section 1.6. Subject to applicable law, there shall be paid to each person receiving a IGL Stock Certificate or Newco Stock Certificate, as the case may be, representing such shares of IGL Common Stock or Newco Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of IGL Common Stock or Newco Common Stock represented by such IGL Stock Certificate or Newco Stock Certificate, as the case may be, and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of IGL Common Stock or Newco Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or IGL Stock Certificate or Newco Stock Certificate, as the case may be, representing shares of IGL Common Stock or Newco Common Stock is to be paid to or issued in a name other than that in which an FTX Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the FTX Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such IGL Stock Certificate or Newco Stock Certificate, as the case may be, and the distribution of such cash payment in a name other than that of the registered holder of FTX Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. IGL or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of FTX Common Shares pursuant to this Agreement such amounts as IGL or the Exchange Agent are required to deduct and withhold, with respect to such payment, under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by IGL or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of FTX Common Shares in respect of whom such deduction and withholding was made.

          Section 1.8 NO FRACTIONAL SHARES OR FRACTIONAL WARRANTS. No certificates or scrip representing fractional shares of IGL Common Stock or Newco Common Stock or fractional IGL Warrants shall be issued upon the surrender for exchange of FTX Certificates pursuant to this Article I; no dividend or other distribution by IGL or Newco, as the case may be, and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of IGL or Newco. In lieu of any such fractional share, each holder of FTX Common Shares who would otherwise have been entitled thereto upon the surrender of FTX Certificate(s) for exchange pursuant to this Article I will be paid (a), with respect to any fractional interest in a share of IGL Common Stock, an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of IGL Common Stock (as reported in the NYSE Composite Transactions) on the last trading day immediately preceding the date on which the Effective Time shall occur (or, if the IGL Common Stock shall not trade on the NYSE on such date, the next immediately preceding day of trading in IGL Common Stock on the NYSE thereafter) by (ii) the fractional share to which such holder would otherwise be entitled PLUS (b), with respect to any fractional interest in a share of Newco Common Stock, an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price of one share of Newco Common Stock, as reported on the NYSE on the first trading day following the Effective Time by (ii) the fractional interest in a share of Newco Common Stock to which such holder would otherwise be entitled PLUS (c), with respect to any fractional interest in a IGL Warrant, an amount in cash (without interest) rounded to the nearest cent, determined by multiplying (i) the fair market value of one IGL Warrant, as determined in the reasonable judgment of the IGL Board of Directors (by reference to Black-Scholes valuation methodology or, in the event that a trading market has developed for the IGL Warrant, to the last reported trading price thereof on the first trading day following the Effective Time) by (ii) the fractional interest in a IGL Warrant to which such holder would otherwise be entitled. IGL shall make available to the Exchange Agent the cash necessary for this purpose.

          Section 1.9  RETURN OF EXCHANGE FUND.   Any portion of the Exchange
Fund which remains undistributed to the former holders of FTX Common Shares for one year after the Effective Time shall be delivered to IGL, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their FTX Certificates in compliance with this Article I shall thereafter look only to IGL for payment of their claim for shares of IGL Common Stock and Newco Common Stock and IGL Warrants, any cash in lieu of fractional shares of IGL Common Stock and Newco Common Stock and fractional interest in IGL Warrants and any dividends or distributions with respect to such shares of IGL Common Stock and Newco Common Stock. Neither IGL nor FTX shall be liable to any former holder of FTX Common Shares for any such shares of IGL Common Stock or Newco Common Stock or any IGL Warrant held in the Exchange Fund (and any such cash, dividends and distributions payable in respect thereof) which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 1.10 ADJUSTMENT OF CONVERSION NUMBER. In the event of any stock split, combination, reclassification or stock dividend with respect to IGL Common Stock or Newco Common Stock, any change or conversion of IGL Common Stock or Newco Common Stock into other securities or any other dividend or distribution with respect to IGL Common Stock (other than quarterly cash dividends permitted by Section 4.1(a)(i)(A)) or Newco Common Stock, or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments shall be made to the IGL Conversion Number, the Newco Conversion Number or the IGL Warrant exercise price, as the case may be, and thereafter all references in this Agreement to the IGL Conversion Number, the Newco Conversion Number or the IGL Warrant exercise price, as the case may be, shall be deemed to be to the IGL Conversion Number, the Newco Conversion Number or the IGL Warrant exercise price, as the case may be, as so adjusted.

          Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN FTX COMMON SHARES. All certificates representing shares of IGL Common Stock, Newco Common Stock and IGL Warrants delivered upon the surrender for exchange of any FTX Certificate in accordance with the terms hereof (including any cash paid pursuant to Section
1.7 or 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to FTX Common Shares represented by such FTX Certificate.

          Section 1.12 CLOSING OF FTX TRANSFER BOOKS. At the Effective Time, the stock transfer books of FTX shall be closed, and no transfer of FTX Common Shares shall thereafter be made. Subject to the last sentence of Section 1.9, if, after the Effective Time, FTX Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article I.

          Section 1.13 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

          Section 1.14 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 A.M., local time, on the day on which the last of the conditions set forth in Article VI shall have been (and continue to be) fulfilled or waived, or at such other time and place as IGL and FTX may agree.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF IGL

          IGL represents and warrants, to FTX as follows:

          Section 2.1 ORGANIZATION, STANDING AND POWER. IGL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and IGL has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as defined below) of IGL is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. IGL and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on IGL. For purposes of this
Agreement: (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to IGL or FTX, as the case may be, any change or effect that is materially adverse to the business, operations, prospects, properties, assets, liabilities, condition (financial or otherwise) or results of operations of IGL and its Subsidiaries taken as a whole, or FTX and its Subsidiaries taken as a whole, as the case may be, except, in the case of a Material Adverse Change, for any change resulting from conditions or circumstances generally affecting the businesses in which IGL or FTX, as the case may be, carry on their respective businesses; and (ii) "Subsidiary" means any corporation, partnership, joint venture or other legal entity and of which IGL or FTX, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity, or any other entity as to which IGL or FTX, as the case may be, possesses, directly or indirectly, the power to direct or cause the direction of the management and policies thereof, whether through ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that, for purposes of the representations and warranties contained in Article II and Article III, respectively, of this Agreement, neither IMC-Agrico Company nor IMC-Agrico MP, Inc. (collectively, the "IMC-Agrico Entities") shall be included within the definition of "Subsidiary" of either IGL or FTX or any Subsidiary of either of them. Except as disclosed in the IGL SEC Documents or the IGL Letter (as hereinafter defined), IGL and its Subsidiaries are not subject to any material joint venture, joint operating or similar arrangement or any material shareholders agreement relating thereto nor does it own or possess more than 5% of the outstanding equity interests of any other entity.

          Section 2.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of IGL consists of: 250,000,000 shares of IGL Common Stock and 12,000,000 shares of Series Preferred Stock, $1.00 par value (the "IGL Preferred Stock"), of which 3,000,000 shares have been designated as "Junior Participating Preferred Stock, Series C" (the "IGL Series C Preferred Stock"). At the close of business on June 30, 1997, approximately 93,600,000 shares of IGL Common Stock were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. No shares of IGL Preferred Stock have been issued, and there has been no increase of more than 1% in the number of issued and outstanding shares of IGL Common Stock between June 30 and the date hereof. All of the shares of IGL Common Stock issuable in exchange for FTX Common Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. If and when the Warrants are exercised for IGL Common Stock in accordance with the terms of the IGL Warrants, such shares of IGL Common Stock issued upon such exercise will be duly authorized, validly issued, fully paid and non-assessable, and the holders of outstanding shares of capital stock of IGL are not entitled to any preemptive or other rights with respect to the IGL Warrants or the IGL Common Stock issuable upon such exercise. As of the date of this Agreement, except as contemplated by this Agreement, except for the rights ("IGL Rights") to purchase shares of IGL Series C Preferred Stock pursuant to the Rights Agreement (the "IGL Rights Agreement") dated June 21, 1989 between IGL and the First National Bank of Chicago, as Rights Agent, as amended, and except for stock options covering not in excess of 4,637,788 shares of IGL Common Stock (collectively, the "IGL Stock Options"), there are no options, warrants, calls, rights or agreements to which IGL or any of its Subsidiaries is a party or by which any of them is bound obligating IGL or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of IGL or any such Subsidiary or obligating IGL or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of IGL is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the IGL SEC Documents or the IGL Letter, each such share, and all of the equity interests in the IMC-Agrico Entities described in the IGL SEC Documents as being owned by IGL, are beneficially owned by IGL or another Subsidiary of IGL, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date of its filing, Exhibit 21.1 to IGL's Annual Report on Form 10-K for the year ended
June 30, 1996, as filed with the United States Securities and Exchange Commission (the "SEC") (the "IGL Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC. Pursuant to the IGL Rights Agreement, all shares of IGL Common Stock are issued with Rights attached thereto.

          Section 2.3 AUTHORITY. The Board of Directors of IGL (a) has declared as advisable and fair to and in the best interests of the stockholders of IGL (and has resolved to recommend to such stockholders for approval) (i) the Merger, (ii) an amendment to the Restated Certificate of Incorporation of IGL to increase the number of authorized shares of IGL Common Stock to 300,000,000 (the "Charter Amendment") and (iii) the issuance (the "IGL Share Issuance") of shares of IGL Common Stock and IGL Warrants in accordance with the Merger and (b) has approved this Agreement. IGL has all requisite corporate power and authority to enter into this Agreement and (subject to (x) approval of the IGL Share Issuance by a majority of the votes cast at the IGL Stockholder Meeting (as hereinafter defined) by the holders of the shares of IGL Common Stock, PROVIDED that the total number of votes cast on the IGL Share Issuance represents more than 50% of the shares of IGL Common Stock entitled to vote thereon at the IGL Stockholder Meeting, and (y) approval of the Merger and adoption of the Charter Amendment by the holders of a majority of the outstanding shares of IGL Common Stock) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IGL and the consummation by IGL of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IGL, subject, in the case of this Agreement, to (x) approval of the IGL Share Issuance by a majority of the votes cast at the IGL Stockholder Meeting by the holders of the shares of IGL Common Stock, PROVIDED that the total number of votes cast on the IGL Share Issuance represents more than 50% of the shares of IGL Common Stock entitled to vote thereon at the IGL Stockholder Meeting, and (y) approval of the Merger by the holders of a majority of the outstanding shares of IGL Common Stock entitled to vote thereon. This Agreement has been duly executed and delivered by IGL and (assuming the valid authorization, execution and delivery hereof by FTX and the validity and binding effect hereof on FTX) constitutes the valid and binding obligation of IGL enforceable against IGL in accordance with its terms. The IGL Share Issuance and the preparation of a registration statement on Form S-4 to be filed with the SEC by IGL under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of IGL Common Stock and the IGL Warrants to be issued in connection with the Merger and the Shares of IGL Common Stock to be issued upon exercise, if any, of the IGL Warrants and the IGL Rights attached to the IGL Common Stock (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), including the Joint Proxy Statement (as hereinafter defined), have been duly authorized by IGL's Board of Directors.

          Section 2.4 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in the letter dated and delivered to FTX on the date hereof (the "IGL Letter"), which relates to this Agreement and is designated therein as being the IGL Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material right or benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of IGL or any of its Subsidiaries under: (i) any provision of the Restated Certificate of Incorporation or By-laws of IGL or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to IGL or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IGL or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect on IGL and would not materially impair the ability of IGL to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to IGL or any of its Subsidiaries in connection with the execution and delivery of this Agreement by IGL, or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) for the filing and recordation requirements of the DGCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which FTX or any of its Subsidiaries is qualified to do business, (iii) for such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement and set forth in the IGL Letter, except where the failure to obtain or make any such consent or filing would, individually or in the aggregate, reasonably be expected not to have a Material Adverse Effect, (iv) for such filings, authorizations, orders and approvals, if any, as may be required by state takeover laws (the "State Takeover Approvals"), (v) for such filings as may be required in connection with the taxes described in Section 5.11, (vi) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country (including, without limitation, any political subdivision thereof) in which IGL or FTX or any of their respective Subsidiaries conducts any business or owns any property or assets and (vii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IGL and would not materially impair the ability of IGL to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          Section 2.5 SEC DOCUMENTS AND OTHER REPORTS. IGL has filed all documents required to be filed by it with the SEC since June 30, 1995. As of their respective filing dates, all documents filed by IGL with the SEC since June 30, 1995 (the "IGL SEC Documents") complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the IGL SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of IGL included in the IGL SEC Documents complied at the time of filing with the SEC (and, with respect to any registration statement, at the time it was declared effective) as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of IGL and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments and to any other adjustments described therein). Except as set forth in the IGL SEC Documents or the IGL Letter, since June 30, 1996 IGL has not made any change in the accounting practices or policies applied in the preparation of its financial statements. IGL's public accountants have not issued any audit reports or other reports on internal controls which indicate that the internal controls associated with or otherwise covering IGL have or had any material weaknesses or that the accounting records associated with or otherwise covering IGL contained or could contain any material errors.

          Section 2.6 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information (other than information provided for inclusion therein by FTX) included or incorporated by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to IGL, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of IGL. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, in each case other than as to information provided for inclusion therein by FTX.

          Section 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the IGL SEC Documents filed prior to the date hereof or the IGL Letter, since June 30, 1996: (i) IGL and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that has resulted or would reasonably be expected to result in a Material Adverse Effect; (ii) IGL and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (iii) there has been no material change in the indebtedness of IGL and its Subsidiaries
(other than changes in the ordinary course of business), no increase in the outstanding shares of capital stock of IGL except for the issuance of shares of IGL Common Stock pursuant to the IGL Stock Options and no dividend or distribution of any kind declared, paid or made by IGL on any class of its capital stock except for regular quarterly dividends of not more than $0.08 per share on IGL Common Stock and (iv) there has been no Material Adverse Change, nor any event or development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

          Section 2.8 NO EXISTING VIOLATION, DEFAULT, ETC. Neither IGL nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over IGL or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect. The properties, assets and operations of IGL and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses, relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of IGL or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as, individually or in the aggregate with any such other interference or prevention, has not had and would not reasonably be expected to have a Material Adverse Effect. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

          Except as may be set forth in the IGL SEC Documents or the IGL Letter:
(i) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and (ii) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which IGL or any of its Subsidiaries is a party or by which IGL or any such Subsidiary or any of their respective properties, assets or business is bound, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          Section 2.9 LICENSES AND PERMITS. IGL and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "IGL Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the IGL SEC Documents and as currently owned or leased and conducted, and all such IGL Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. IGL and its Subsidiaries are in compliance in all material respects with their respective obligations under the IGL Licenses, with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material IGL License.

          Section 2.10 ENVIRONMENTAL MATTERS. Except as set forth in the IGL SEC Documents or the IGL Letter, (i) neither IGL nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither IGL nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any material liability or obligation or material remedial action or potential material liability or obligation or material remedial action under any Environmental Law; and (ii) there are no pending, reasonably anticipated or, to the knowledge of IGL, threatened actions, suits or proceedings against IGL, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or obligation or seeking any material remedial action in connection with any Environmental Laws.

          Section 2.11  TAX MATTERS.   Except as otherwise set forth in the IGL
Letter: (i) IGL and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been duly obtained, or such Taxes are being timely and properly contested, and IGL and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither IGL nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) such Tax Returns relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. The charges, accruals and reserves on the books of IGL and its Subsidiaries in respect of Taxes have been established and maintained in accordance with generally accepted accounting principles. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity; and (ii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 2.12 ACTIONS AND PROCEEDINGS. Except as set forth in the IGL SEC Documents or the IGL Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against IGL or any of its Subsidiaries, any of its or their properties, assets or businesses, any IGL Plan (as defined in Section 2.15) or, to the knowledge of IGL, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the IGL SEC Documents or the IGL Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of IGL, threatened against IGL or any of its Subsidiaries, any of its or their properties, assets or business, any IGL Plan or, to the knowledge of IGL, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the IGL SEC Documents or the IGL Letter, as of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of IGL, threatened against IGL or any of its Subsidiaries, any of its or their properties, assets or business, any IGL Plan or, to the knowledge of IGL, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

          Section 2.13 LABOR MATTERS. Except as disclosed in the IGL SEC Documents or the IGL Letter, neither IGL nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for IGL or any of its Subsidiaries (the "IGL Business Personnel") or any representative of any IGL Business Personnel. Except as set forth in the IGL SEC Documents or the IGL Letter, neither IGL nor any of its Subsidiaries has engaged in any unfair labor practice with respect to IGL Business Personnel, and there is no unfair labor practice complaint pending against IGL or any of its Subsidiaries with respect to IGL Business Personnel, which, in either case, would reasonably be expected to have, individually or in
the aggregate, a Material Adverse Effect.   Except as set forth in the IGL SEC
Documents or the IGL Letter, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of IGL, threatened against IGL or any of its Subsidiaries, and neither IGL nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years. Except as disclosed in the IGL SEC Documents or the IGL Letter, neither IGL nor any of its Subsidiaries has, as of the date of this Agreement, any material pending grievance, claim or arbitration involving discrimination or harassment based upon sex, age, marital status, race, religion, color, sexual preference or handicap, including but not limited to any proceedings before the Equal Employment Opportunity Commission, or any federal, state or local agency or court.

          Section 2.14 CONTRACTS. All of the material contracts of IGL and its Subsidiaries that are required to be described in the IGL SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither IGL or any of its Subsidiaries nor, to the knowledge of IGL, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which are described in the IGL Letter or which would reasonably be expected not to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the IGL SEC Documents or the IGL Letter, neither IGL nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, IGL or any such Subsidiary is entitled to conduct all or any material portion of the business of IGL and its Subsidiaries taken as whole.

          Section 2.15 ERISA. As used herein: (i) "IGL Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a IGL Multiemployer
Plan), a "welfare plan" (as defined in Section 3(1) of ERISA) and any Code
Section 501(c)(9) trust maintained by IGL or any of its ERISA Affiliates at any time during the six-year period prior to the Effective Time or to which IGL or any of its ERISA Affiliates has at any time during such time period contributed or otherwise may have any liability; (ii) "IGL Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which IGL or any of its ERISA Affiliates is or has at any time during the six-year period prior to the Effective Time been obligated to contribute or otherwise may have any liability;(iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder; and (iv)"IGL Benefit Arrangements" means each employment, severance, termination, consulting, retirement Plan or similar contract, arrangement or policy, and each Plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangement), workers compensation, disability benefits, supplemental unemployment benefits, vacation benefit, retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation, or post-retirement insurance, compensation, or benefits which (a) is not an IGL Plan, (b) is entered into, maintained, or contributed to, as the case may be, by IGL or any Subsidiary, and (c) covers any employee or former employee of IGL or any Subsidiary.

          The IGL Letter sets forth the name of (a) each IGL Plan which is a single-employer plan as defined in Section 4001(a)(15) of ERISA and (b) each employment, severance, termination, consulting or retirement plan or agreement, excluding any such payments required under any domestic or foreign law.

          Except as provided in the IGL Letter, true copies of each IGL Plan and IGL Benefit Arrangement have be made available to FTX. In the case of any such IGL Plan or IGL Benefit Arrangement that is not in written form, FTX has been provided accurate descriptions of such IGL Plan or IGL Benefit Arrangement as well as copies of the most recent Internal Revenue Service determination letters with respect to each IGL Plan that is a single employer plan as defined in
Section 4001(a)(15) of ERISA.

          Each IGL Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any IGL Plan subject to Title IV of ERISA for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject IGL or any of its ERISA Affiliates (as hereinafter defined) to any fine under Section 4071 of ERISA; except as disclosed in the IGL Letter, neither IGL nor any of its ERISA Affiliates has withdrawn from any IGL Plan subject to Title IV of ERISA or IGL Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any IGL Plan subject to Title IV of ERISA. No IGL Plan subject to Section 302 of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of IGL, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any IGL Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither IGL nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to IGL or its Subsidiaries. Except as set forth in the IGL Letter, all IGL Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue
Service, no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, and IGL is not aware of any reason why any such IGL Plan is not so qualified in operation. Neither IGL nor any of its ERISA Affiliates has been notified by any IGL Multiemployer Plan that such IGL Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such IGL Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          Each IGL Plan and each IGL Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by and all statutes, orders, rules, and regulations that are applicable to such IGL Plan and such IGL Benefit Arrangement. Except under plans disclosed in Schedule 2.15, neither IGL nor any of its ERISA Affiliates have any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for retired, former, or current employees of IGL or any of its ERISA Affiliates, except as required to avoid excise tax under Code
Section 4980B. No condition exists that would prevent IGL or any of its ERISA Affiliates from amending or terminating any IGL Plan or IGL Benefit Arrangement providing health or medical benefits in respect of any active employee of IGL or any of its ERISA Affiliates other than limitations imposed under the terms of a collective bargaining agreement. Except as set forth in the IGL Letter, there is no issue with respect to any IGL Plan or IGL Benefit Arrangement that is now, or within the last 12 months has been, under examination by the Internal Revenue Service or the Department of Labor, and no audit with respect to any IGL Plan or IGL Benefit Arrangement by either the Internal Revenue Service or the Department
Labor has occurred.   There are no pending investigations by any governmental or regulatory agency or authority involving or relating to any IGL Plan or IGL Benefit Arrangement, no threatened or pending claims (except for claims for benefits payable in the normal operation of the IGL Plans or IGL Benefit Arrangements), suits or proceedings against any IGL Plan or IGL Benefit Arrangement, or asserting any rights or claims to benefits under any IGL Plan or IGL Benefit Arrangement which could reasonably be expected to have a Material Adverse Effect on IGL. Except as disclosed in writing to FTX, there have been no acts or omissions by IGL or any Subsidiary of IGL which have given rise to or could reasonably be expected to give rise to fines, penalties, taxes, or related charges under Section 502 of ERISA or Chapters 43, 47, or 68 of the Code for which IGL or any Subsidiary of IGL may be liable. Each IGL plan which constitutes a "group health plan" (as defined in ERISA Sections 607(1) or 733(a) or Code Section 5000(b)(1)), including any plans of current and former IGL Subsidiaries which must be taken into account under Code Sections 4980B or 414(t) or under Parts 6 and 7 of Title I of ERISA, has been operated in compliance with applicable law. All contributions or payments owed with respect to any period prior to the Effective Time under any IGL Plan or IGL Benefit Arrangement have been made and all accruals which relate to any IGL Plan have been made in accordance with applicable Statement of Financial Accounting Standards issued by the Financial Account Standard Board. Except as set forth in the IGL Letter, none of the assets of any IGL Plan is invested in any property constituting employer real property or employer securities within the meaning of ERISA Section 407(d). With respect to any IGL Plan that is subject to Title IV of ERISA: (a) no steps has been taken to terminate any such Plan; (b) there has been no withdrawal (within the meaning of ERISA Section 4063) of a "substantial employer" (as defined in ERISA Section 4001(a)(2)); and (c) no event or condition has occurred which could reasonably be expected to constitute grounds under ERISA Section 4042 for the termination of or the appointment of a trustee to administer any such plan. Neither IGL nor any of its ERISA Affiliates has engaged in or are successors or parent corporations to an entity that has engaged in a transaction described in ERISA Sections 4069 or 4212(c).

          Section 2.16 LIABILITIES. Except as fully reflected or reserved for in the most recent audited consolidated financial statements included in the IGL SEC Documents filed prior to the date hereof, or disclosed in the footnotes thereto, or set forth in the IGL Letter, IGL and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, of a nature which are required by generally accepted accounting principles to be reflected in such consolidated financial statements or disclosed in the footnotes thereto, that were material, either individually or in the aggregate, to IGL and its Subsidiaries taken as a whole. In addition, as of the date of this Agreement, IGL has no knowledge of any other liabilities, contingent or absolute, determined or otherwise, other than liabilities that in the aggregate would reasonably be expected not to have a Material Adverse Effect. Except as so reflected, reserved, disclosed or set forth, IGL and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to IGL and its Subsidiaries taken as a whole.

          Section 2.17 OPINIONS OF INVESTMENT BANKERS. IGL has received the opinions of Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC, dated the date hereof, to the effect that, as of the date hereof, the aggregate consideration to be paid by IGL in the Merger is fair to IGL from a financial point of view, a copy of which opinions have been delivered to FTX.

          Section 2.18 BROKERS. No broker, investment banker or other person, other than Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC, the fees and expenses of which will be paid by IGL, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IGL.

          Section 2.19 OWNERSHIP OF FTX CAPITAL STOCK. None of IGL or any of IGL's Subsidiaries owns any shares of the capital stock of FTX.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF FTX

          FTX represents and warrants to IGL as follows:

          Section 3.1 ORGANIZATION, STANDING AND POWER. FTX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of FTX is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate power and authority to carry on its business as now being conducted. FTX and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the FTX SEC Documents or the FTX Letter, FTX and its Subsidiaries are not subject to any material joint venture, joint operating or similar arrangement or any material shareholders agreement relating thereto nor does it own or possess more than 5% of the outstanding equity interests of any other entity.

          Section 3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of FTX consists of: 100,000,000 FTX Common Shares and 50,000,000 shares of Preferred Stock, $100 par value ("FTX Preferred Shares"), of which 5,000,000 shares have been designated as "$4.375 Convertible Exchangeable Preferred Stock" (the "FTX $4.375 Preferred Shares"). At the close of business on August 21, 1997: (i) 23,302,866 FTX Common Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights; and (ii) 1,001,690 FTX $4.375 Preferred Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the date of this Agreement, except for FTX $4.375 Preferred Shares and except for stock options covering not in excess of 1,829,677 FTX Common Shares (collectively, the "FTX Stock Options"), there are no options, warrants, calls, rights or agreements to which FTX or any of its Subsidiaries is a party or by which any of them is bound obligating FTX or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FTX or any such Subsidiary or obligating FTX or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock and all equity interests of each Subsidiary of FTX is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the FTX SEC Documents or the FTX Letter (as such terms are hereinafter defined), each such share and all equity interests, and all of the equity interests in the IMC-Agrico
Entities described in FTX SEC Documents as being owned by FTX, are beneficially owned by FTX or another Subsidiary of FTX, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date of its filing, Exhibit 21.1 to FTX's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the SEC (the "FTX Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

          Section 3.3 AUTHORITY. The Board of Directors of FTX has declared as advisable and fair to and in the best interests of the stockholders of FTX (and has resolved to recommend to stockholders for approval) the Merger and has approved this Agreement, and FTX has all requisite corporate power and authority to enter into this Agreement and (subject to approval of the Merger by a majority of the outstanding stock of FTX entitled to vote thereon) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FTX and the consummation by FTX of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FTX, subject to the approval of the Merger by a majority of the outstanding stock of FTX entitled to vote thereon. The holders of FTX $4.375 Preferred Shares, and the holders of any partnership interests of FRP, are not entitled to vote on the Merger. This Agreement has been duly executed and delivered by FTX and (assuming the valid authorization, execution and delivery hereof by IGL and the validity and binding effect hereof on IGL and Sub) constitutes the valid and binding obligation of FTX enforceable against FTX in accordance with its terms. The preparation of the Joint Proxy Statement to be filed with the SEC has been duly authorized by FTX's Board of Directors.

          Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in the letter dated and delivered to IGL on the date hereof (the "FTX Letter"), which relates to this Agreement and is designated therein as being FTX Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material right or benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FTX or any of its Subsidiaries under: (i) any provision of the Restated Certificate of Incorporation or By-Laws of FTX or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to FTX or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FTX or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect on FTX and would not materially impair the ability of FTX to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to FTX or any of its Subsidiaries in connection with the execution and delivery of this Agreement by FTX or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act,
(ii) for the filing and recordation requirements of the DGCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which FTX or any of its Subsidiaries is qualified to do business, (iii) for such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement set forth in the FTX Letter, except where the failure to obtain or make any such consent or filing would, individually or in the aggregate, reasonably be expected not to have a Material Adverse Effect, (iv) for such filings, authorizations, orders and approvals, if any, as may be required to obtain the State Takeover Approvals,
(v) for such filings as may be required in connection with the taxes described in Section 5.11, (vi) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country (including, without limitation, any political subdivision thereof) in which IGL or FTX or any of their respective Subsidiaries conducts any business or owns any property or assets, (vii) for consent of the Minerals Management Service of the United States Department of the Interior, and (viii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FTX and would not materially impair the ability of FTX to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          Section 3.5 SEC DOCUMENTS AND OTHER REPORTS. FTX has filed all documents required to be filed by it with the SEC since June 30, 1995. As of their respective filing dates, all documents filed by FTX with the SEC since June 30, 1995 (the "FTX SEC Documents") complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of FTX SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FTX included in FTX SEC Documents complied, at the time of filing with the SEC (and, with respect to any registration statement, at the time it was declared effective), as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of FTX and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments and to any other adjustments described therein). Except as set forth in FTX SEC Documents, since December 31, 1996, FTX has not made any change in the accounting practices or policies applied in the preparation of its financial statements. FTX's public accountants have not issued any audit reports or other reports on internal controls which indicate that the internal controls associated with or otherwise covering FTX have or had any material weaknesses or that the accounting records associated with or otherwise covering FTX contained or could contain any material errors.

          Section 3.6 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT; NEWCO FORM S-1. (a) None of the information (other than information provided by IGL or Sub) included or incorporated by reference in the Registration Statement will
(i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to FTX, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of FTX. With respect to information relating to FTX, the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to FTX) as to form in all material respects with the provisions of the Exchange Act.

          (b) None of the information (other than information provided for inclusion therein by IGL) included or incorporated by reference in the registration statement on Form S-1 to be filed with the SEC by Newco under the Securities Act for the purpose of registering the shares of Newco Common Stock to be distributed to FTX stockholders (the "Newco Form S-1") will (i) at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Newco, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Newco Form S-1, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of FTX. The Newco Form S-1 will comply as to form in all material respects with the provisions of the Securities Act.

          Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in FTX SEC Documents filed prior to the date hereof or the FTX Letter, since December 31, 1996: (i) FTX and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that has resulted or would reasonably be expected to result in a Material Adverse Effect; (ii) FTX and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (iii) there has been no material change in the indebtedness of FTX and its Subsidiaries (other than changes in the ordinary course of business), no change in the outstanding shares of capital stock of FTX except for the issuance of FTX Common Shares pursuant to FTX Stock Options and no dividend or distribution of any kind declared, paid or made by FTX on any class of its capital stock except for regular quarterly dividends of not more than $1.09375 per FTX $4.375 Preferred Share and of not more than $.09 per FTX Common Share; and (iv) there has been no Material Adverse Change with respect to FTX, nor any event or development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

          Section 3.8 NO EXISTING VIOLATION, DEFAULT, ETC. Neither FTX nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over FTX or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect. The properties, assets and operations of FTX and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of FTX or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental

Laws, other than any such interference or prevention as, individually or in the aggregate with any such other interference or prevention, has not had and would reasonably be expected not to have a Material Adverse Effect.

          Except as may be set forth in FTX SEC Documents or FTX Letter:
(i) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and (ii) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which FTX or any of its Subsidiaries is a party or by which FTX or any such Subsidiary or any of their respective properties, assets or business is bound, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          Section 3.9 LICENSES AND PERMITS. FTX and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "FTX Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in FTX SEC Documents and as currently owned or leased and conducted, and all such FTX Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. FTX and its Subsidiaries are in compliance in all material respects with their respective obligations under FTX Licenses, with only such exceptions as, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material FTX License.

          Section 3.10 ENVIRONMENTAL MATTERS. Except as set forth in the FTX SEC Documents or the FTX Letter, (i) neither FTX nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither FTX nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any material liability or obligation or material remedial action or potential material liability or obligation or material remedial action under any Environmental
Law; and (ii) there are no pending, reasonably anticipated or, to the knowledge of FTX, threatened actions, suits or proceedings against FTX, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or obligation or seeking any material remedial action in connection with any Environmental Laws.

          Section 3.11  TAX MATTERS.  Except as otherwise set forth in FTX
Letter: (i) FTX and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been duly obtained, or such Taxes are being timely and properly contested, and FTX and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither FTX nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) such Tax Returns relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (vii) FTX has complied with all covenants made by it in Article V of the Distribution Agreement dated as of July 5, 1995, between FTX and Freeport-McMoRan Copper and Gold Inc. ("FCX") and, to the knowledge of FTX, FCX has also so complied. The charges, accruals and reserves on the books of FTX and its Subsidiaries in respect of Taxes have been established and maintained in accordance with generally accepted accounting principles.

          Section 3.12 ACTIONS AND PROCEEDINGS. Except as set forth in FTX SEC Documents or FTX Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against FTX or any of its Subsidiaries, any of its or their properties, assets or businesses, any FTX Plan (as defined in Section 3.15) or, to the knowledge of FTX, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in FTX SEC Documents or FTX Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of FTX, threatened against FTX or any of its Subsidiaries, any of its or their properties, assets or business, any FTX Plan or, to the knowledge of FTX, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in FTX SEC Documents or FTX Letter, as of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of FTX, threatened against FTX or any of its Subsidiaries, any of its or their properties, assets or business, any FTX Plan or, to the knowledge of FTX, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

          Section 3.13 LABOR MATTERS. Except as disclosed in FTX SEC Documents or FTX Letter, neither FTX nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for FTX or any of its Subsidiaries (the "FTX Business Personnel") or any representative of any FTX Business Personnel. Except as set forth in FTX SEC Documents or FTX Letter, neither FTX nor any of its Subsidiaries has engaged in any unfair labor practice with respect to FTX Business Personnel, and there is no unfair labor practice complaint pending against FTX or any or its Subsidiaries with respect to FTX Business Personnel, which, in either case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in FTX SEC Documents or FTX Letter, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of FTX, threatened against FTX or any of its Subsidiaries, and neither FTX nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years. Except as disclosed in the FTX SEC Documents or the FTX Letter, neither FTX nor any of its Subsidiaries has, as of the date of this Agreement, any material pending grievance, claim or arbitration involving discrimination or harassment based upon sex, age, marital status, race, religion, color, sexual preference or handicap, including but not limited to any proceeding before the Equal Employment Opportunity Commission or any federal, state or local agency or court.

          Section 3.14 CONTRACTS. All of the material contracts of FTX and its Subsidiaries that are required to be described in

FTX SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither FTX or any of its Subsidiaries nor, to the knowledge of FTX, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which are described in FTX Letter or which would reasonably be expected not to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in FTX SEC Documents or FTX Letter, neither FTX nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, FTX or any such Subsidiary is entitled to conduct all or any material portion of the business of FTX and its Subsidiaries taken as a whole.

          Section 3.15 ERISA. As used herein: (i) "FTX Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a FTX Multiemployer
Plan), a "welfare plan" (as defined in Section 3(1) of ERISA) and any Code
Section 501(c)(9) trust maintained by FTX or any of its ERISA Affiliates at any time during the six-year period prior to the Effective Time or to which FTX or any of its ERISA Affiliates has at any time during such period contributed or otherwise may have any liability; and (ii) "FTX Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which FTX or any of its ERISA Affiliates is or has at any time during the six-year period prior to the Effective Time been obligated to contribute or otherwise may have any liability;(iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder; and (iv)"FTX Benefit Arrangements" means each employment, severance, termination, consulting, retirement Plan or similar contract, arrangement or policy, and each Plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangement), workers compensation, disability benefits, supplemental unemployment benefits, vacation benefit, retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation, or post-retirement insurance, compensation, or benefits which (a) is not an FTX Plan, (b) is entered into, maintained, or contributed to, as the case may be, by FTX or any Subsidiary, and (c) covers any employee or former employee of FTX or any Subsidiary.

          Schedule A to the FTX Letter sets forth the name of (a) each FTX Plan which is a single-employer plan as defined in Section 4001(a)(15) of ERISA and
(b) each employment, severance,
termination, consulting or retirement plan or agreement, excluding any such payments required under any domestic or foreign law.

     Except as provided in Schedule A to the FTX Letter, true copies of each FTX Plan and FTX Benefit Arrangement have be made available to IGL. In the case of any such FTX Plan or FTX Benefit Arrangement that is not in written form, IGL has been provided accurate descriptions of such FTX Plan or FTX Benefit Arrangement as well as copies of the most recent Internal Revenue Service determination letters with respect to each Plan that is a single employer plan as defined in Section 4001(a)(15) of ERISA.

     Each FTX Plan complies in all material respects with ERISA, the Code and all other applicable laws and administrative or governmental rules and regulations. Except as set forth in Schedule A to the FTX Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any FTX Plan subject to Title IV of ERISA for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject FTX or any of its ERISA Affiliates to any fine under Section 4071 of ERISA; except as disclosed in FTX Letter, neither FTX nor any of its ERISA Affiliates has withdrawn from any FTX Plan subject to Title IV of ERISA or FTX Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any FTX Plan subject to Title IV of ERISA. No FTX Plan subject to Section 302 of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of FTX, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any FTX Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither FTX nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to FTX or its Subsidiaries. Except as set forth in the FTX Letter, all FTX Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, and FTX is not aware of any reason why any such FTX Plan is not so qualified in operation. Neither FTX nor any of its ERISA Affiliates has been notified by any FTX Multiemployer Plan that such FTX Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such FTX Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

     Except as disclosed in FTX SEC Documents, Schedule A to the FTX Letter,
Section 5.17, or the Employee Benefits Agreement, since January 1, 1997, neither FTX or any Subsidiary of FTX has entered into or adopted any FTX Plan other than a FTX Plan which is not material in the ordinary course of business consistent with past practices or amended in any material respect any existing FTX Plan, except as required by law or in the ordinary course of business consistent with past practices nor has FTX or any Subsidiary of FTX materially increased the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business and consistent with past practice, or granted any severance or termination pay to, or entered into, or amended or modified, any employment, severance or consulting agreement with, any director or officer of FTX or any of its Subsidiaries, or, except in the ordinary course of business consistent with past practices, established, adopted, entered into or, except as may be required to comply with applicable law, amended in any material respect or taken action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee.

     Each FTX Plan and each FTX Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by and all statutes, orders, rules, and regulations that are applicable to such FTX Plan and such FTX Benefit Arrangement. Except under plans disclosed in Schedule 3.15, neither FTX nor any of its ERISA Affiliates have any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for retired, former, or current employees of FTX or any of its ERISA Affiliates, except as required to avoid excise tax under Code
Section 4980B. No condition exists that would prevent FTX or any of its ERISA Affiliates from amending or terminating any FTX Plan or FTX Benefit Arrangement providing health or medical benefits in respect of any active employee of FTX or any of its ERISA Affiliates other than limitations imposed under the terms of a collective bargaining agreement. Except as set forth in the FTX Letter, there is no issue with respect to any FTX Plan or FTX Benefit Arrangement that is now, or within the last 12 months has been, under examination by the Internal Revenue Service or the Department of Labor, and no audit with respect to any FTX Plan or

FTX Benefit Arrangement by either the Internal Revenue Service or the Department
Labor has occurred.   There are no pending investigations by any governmental or regulatory agency or authority involving or relating to any FTX Plan or FTX Benefit Arrangement, no threatened or pending claims (except for claims for benefits payable in the normal operation of the FTX Plans or FTX Benefit Arrangements), suits or proceedings against any FTX Plan or FTX Benefit Arrangement, or asserting any rights or claims to benefits under any FTX Plan or FTX Benefit Arrangement which could reasonably be expected to have a Material Adverse Effect on FTX. Except as disclosed in writing to IGL, there have been no acts or omissions by FTX or any Subsidiary of FTX which have given rise to or could reasonably be expected to give rise to fines, penalties, taxes, or related charges under Section 502 of ERISA or Chapters 43, 47, or 68 of the Code for which FTX or any Subsidiary of FTX may be liable. Each FTX plan which constitutes a "group health plan" (as defined in ERISA Sections 607(1) or 733(a) or Code Section 5000(b)(1)), including any plans of current and former FTX Subsidiaries which must be taken into account under Code Sections 4980B or 414(t) or under Parts 6 and 7 of Title I of ERISA, has been operated in compliance with applicable law. All contributions or payments owed with respect to any period prior to the Effective Time under any FTX Plan or FTX Benefit Arrangement have been made and all accruals which relate to any FTX Plan have been made in accordance with applicable Statement of Financial Accounting Standards issued by the Financial Account Standard Board. Except as set forth in the FTX Letter, none of the assets of any FTX Plan is invested in any property constituting employer real property or employer securities within the meaning of ERISA Section 407(d). With respect to any FTX Plan that is subject to Title IV of ERISA: (a) no steps has been taken to terminate any such Plan;
(b) there has been no withdrawal (within the meaning of ERISA Section 4063) of a "substantial employer" (as defined in ERISA Section 4001(a)(2)); and (c) no event or condition has occurred which could reasonably be expected to constitute grounds under ERISA Section 4042 for the termination of or the appointment of a trustee to administer any such plan. Neither FTX nor any of its ERISA Affiliates has engaged in or are successors or parent corporations to an entity that has engaged in a transaction described in ERISA Sections 4069 or 4212(c).

          Section 3.16 LIABILITIES. Except as fully reflected or reserved for in the most recent audited consolidated financial statements included in FTX SEC Documents filed prior to the date hereof, or disclosed in the footnotes thereto, or set forth in FTX Letter, FTX and its Subsidiaries had no liabilities (including, without limitation, Tax Liabilities) at the date of such consolidated financial statements, absolute or contingent, of a nature which are required by generally accepted accounting principles to be reflected in such consolidated financial statements or disclosed in the footnotes thereto, that were material, either individually or in the aggregate, to FTX and its Subsidiaries taken as a whole. In addition, as of the date of this Agreement, FTX has no knowledge of any other liabilities, contingent or absolute, determined or otherwise, other than liabilities that in the aggregate would reasonably be expected not to have a Material Adverse Effect. Except as so reflected, reserved, disclosed or set forth, FTX and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to FTX and its Subsidiaries taken as a whole.

          Section 3.17 OPINION OF FINANCIAL ADVISOR. FTX has received the opinion of Salomon Brothers Inc, dated the date hereof, to the effect that as of the date hereof, the consideration to be received in the Merger by FTX's stockholders is fair to FTX's stockholders from a financial point of view, a copy of which opinion has been delivered to IGL.

          Section 3.18 STATE TAKEOVER STATUTES AND CHARTER PROVISIONS; ABSENCE OF STOCKHOLDER RIGHTS PLAN. The restrictions on business combinations contained in Section 203 of the DGCL and ARTICLE NINTH of the Restated Certificate of Incorporation of FTX will not apply with respect to or as a result of the Merger or this Agreement, or the transactions contemplated hereby. No other state takeover statutes are applicable to the Merger, this Agreement and the transactions contemplated hereby. FTX has not adopted or executed, and is not a party or subject to, any "Shareholder Rights Plan" or similar instrument, plan or agreement.

          Section 3.19 BROKERS. No broker, investment banker or other person, other than Salomon Brothers Inc and Goodyear Capital Corporation, the fees and expenses of which will be paid by FTX, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FTX.

          Section 3.20 OWNERSHIP OF IGL CAPITAL STOCK. Neither FTX nor any of its Subsidiaries owns any shares of the capital stock of IGL.

                                  ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.1  CONDUCT OF BUSINESS PENDING THE MERGER.

          (a) ACTIONS BY FTX. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly permitted or required by this Agreement or expressly contemplated by the terms of the Distribution Agreement in connection with the capitalization of Newco and the Newco Distribution (as defined as Section 5.20), FTX shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in FTX Letter (with specific reference to the applicable subsection below), FTX shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of IGL:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than regular quarterly dividends of not more than than $1.09375 per FTX $4.375 Preferred Share and of not more than $.09 per FTX Common Share (it being the express understanding of IGL and FTX that the stockholders of FTX shall be entitled to either a dividend on FTX Common Shares or shares of IGL Common Stock, but not both, for the calendar quarter in which the Closing shall occur, and the Board of Directors of FTX shall not declare any dividend or fix any record date therefor which would have such effect), cash distributions declared by FTX on FRP partnership interests and units in accordance with the Amended and Restated Agreement of Limited Partnership of Freeport-McMoRan Resource Partners, Limited Partnership and dividends paid by Subsidiaries of FTX in the ordinary course of business and consistent with past practice); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the redemption of FTX $4.375 Preferred Shares in connection with this Agreement or, with respect to those FTX Stock Options described in Schedule 4.1(a) of the FTX Letter, as such terms may be modified to permit early vesting thereof);

         (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of FTX Common Shares upon the exercise of FTX Stock Options or the conversion of FTX $4.375 Preferred Shares, in each case outstanding on the date of this Agreement in accordance with their current terms);

         (iii)  amend its charter or organization documents or by-laws;

         (iv) except as set forth on Schedule 4.1(a) of the FTX Letter, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business and consistent with past practice and not material to FTX and its Subsidiaries taken as a whole;

          (v) except as set forth on Schedule 4.1(a) of the FTX Letter, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business and consistent with past practice and not material to FTX and its Subsidiaries taken as a whole;

         (vi) except as set forth on Schedule 4.1(a) of the FTX Letter, incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other person, or retire any outstanding indebtedness for borrowed money, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, FTX or, subject to clause (xvi) below, any majority-owned Subsidiary of FTX;

         (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of FTX or, except as expressly contemplated by the terms of the Distribution Agreement in connection with the capitalization of Newco and the Newco Distribution, any Subsidiary;

         (viii) except as set forth in Section 5.8 and Section 5.17 hereof or the Employee Benefits Agreement attached as EXHIBIT B to the Distribution Agreement (the "Employee Benefits Agreement"), enter into or adopt any FTX Plan, or amend any existing FTX Plan, other than as required by law;

         (ix) except as set forth on Schedule 4.1(a) of the FTX Letter or as contemplated and described in Schedule 5.8 to this Agreement, increase the compensation payable or to become payable to its officers or employees, or the officers or employees of FMS except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of FTX or any of its Subsidiaries who are not officers of FTX or any of its Subsidiaries, or grant any severance or termination pay to, or enter into, or amend or modify, any employment, severance or consulting agreement with, any director or officer of FTX or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;


         (x) violate or fail to perform any material obligation or duty imposed upon FTX or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

         (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

         (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods or settle or compromise any material federal, state, local or foreign income tax liability;

         (xiii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

          (xiv)  acquire any shares of capital stock of IGL;

           (xv) except as set forth in Schedule 4.1(a) of the FTX Letter, enter into any transaction with any person or entity controlling, controlled by or under common control with FTX or any of its Subsidiaries; or

          (xvi) make any capital expenditure, enter into any agreement with any third party, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loan or advance, in each case where such action is for the primary benefit of Newco or any subsidiary of Newco; PROVIDED, HOWEVER, that (a) any such expenditure or action may be taken if expressly provided for in the Distribution Agreement or if it is in the ordinary course of business and in the amounts consistent with the schedule of proposed expenditures attached to the FTX Letter as Schedule 4.1(a)(xvi) and (b) any liability, cost or expense to be incurred or associated with such action is assumed by Newco to the extent not paid or discharged prior to the Distribution.

          FTX shall promptly advise IGL orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect.

          (b) ACTIONS BY IGL. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement, IGL shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the IGL Letter (with specific reference to the applicable subsection below), IGL shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of FTX:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than regular quarterly dividends of not more than $0.08 per share of IGL Common Stock and dividends paid by Subsidiaries of IGL in the ordinary course of business and consistent with past practice); or (B) split, combine or reclassify IGL Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of IGL Common Stock;

         (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the distribution of the IGL Rights in accordance with the IGL Rights Agreement and the issuance of any securities upon the exercise thereof, the issuance of IGL Common Stock during the period from the date of this Agreement through the Effective Time upon the exercise of IGL Stock Options outstanding on the date of this Agreement under IGL's existing stock option plans, the grant of options for IGL Common Stock and the issuance of IGL Common Stock upon the exercise of IGL Stock Options which may be granted pursuant to IGL's existing stock option plans in the ordinary course of business consistent with past practice, and other than issuances or sales of any of the foregoing securities at a price or for consideration not less than the fair market value thereof in an amount in the aggregate, pursuant to one or more transactions, not exceeding 5% of the shares of IGL Common Stock outstanding as of the date hereof);

         (iii)  amend its charter or organization documents or by-laws;

         (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business and consistent with past practice and not material to IGL and its Subsidiaries taken as a whole;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business and consistent with past practice and not material to IGL and its Subsidiaries taken as a whole;

         (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other person, or retire any outstanding indebtedness for borrowed money, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, IGL or any majority-owned Subsidiary of IGL;

         (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of IGL or any Subsidiary;

         (viii) violate or fail to perform any material obligation or duty imposed upon IGL or any Subsidiary of IGL by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

         (ix) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

         (x) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods or settle or compromise any material federal, state, local or foreign income tax liability;

         (xi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

        (xii)  acquire any shares of capital stock of FTX.

          IGL shall promptly advise FTX orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on IGL.

          Section 4.2 NO SOLICITATION. (a) From and after the date hereof, FTX shall not, and shall not permit any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any FTX Takeover Proposal (as hereinafter defined) from any person, or engage in or continue discussions or negotiations relating to any FTX Takeover Proposal; PROVIDED, HOWEVER, that FTX may engage in discussions or negotiations with, or furnish information concerning FTX and its properties, assets and business to, any person which makes, or indicates in writing an intention to make, a FTX Superior Proposal (as hereinafter defined) if the Board of Directors of FTX shall conclude in good faith, after consultation with its outside counsel, that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law. FTX shall promptly notify IGL of any FTX Takeover Proposal received by it or any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries or the receipt by FTX or any of the foregoing of any notice of any intention to make a FTX Superior Proposal, including the material terms and conditions thereof and the identity of the person (or group) making such FTX Takeover Proposal or indicating such intention. As used in this Agreement: (i) "FTX Takeover Proposal" means any proposal or offer, or any expression of interest by any person relating to FTX's willingness or ability to receive or discuss any proposal or offer (other than a proposal or offer by IGL or any of its Subsidiaries), for any tender or exchange offer, any merger, consolidation or other business combination involving FTX or any of its Subsidiaries or any acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of, FTX or any of its Subsidiaries; and (ii) "FTX Superior Proposal" means a bona fide proposal or offer made by any person to acquire FTX pursuant to any tender or exchange offer, any merger, consolidation or other business combination or any acquisition of all or substantially all of the assets of FTX and its Subsidiaries on terms which a majority of the members of the Board of Directors of FTX determines in good faith, and in the exercise of sound and reasonable judgment (based on the advice of independent financial advisors), to be more favorable to FTX and its stockholders than the transactions contemplated hereby.

          (b) From and after the date hereof, IGL shall not, and shall not permit any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any IGL Takeover Proposal (as hereinafter defined) from any person, or engage in or continue discussions or negotiations relating to any IGL Takeover Proposal; PROVIDED, HOWEVER, that IGL may engage in discussions or negotiations with, or furnish information concerning IGL and its properties, assets and business to, any person which makes, or indicates in writing an intention to make, a IGL Superior Proposal
(as hereinafter defined) if the Board of Directors of IGL shall conclude in good faith, after consultation with its outside counsel, that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law. IGL shall promptly notify FTX of any IGL Takeover Proposal received by it or any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries or the receipt by IGL or any of the foregoing of any notice of any intention to make a IGL Superior Proposal, including the material terms and conditions thereof and the identity of the person (or group) making such IGL Takeover Proposal or indicating such intention. As used in this Agreement: (i) "IGL Takeover Proposal" means any proposal or offer, or any expression of interest by any person relating to IGL's willingness or ability to receive or discuss any proposal or offer
(other than a proposal or offer by IGL or any of its Subsidiaries), for any tender or exchange offer, any merger, consolidation or other business combination involving IGL or any of its Subsidiaries or any acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of, IGL or any of its Subsidiaries; and (ii) "IGL Superior
Proposal" means a bona fide proposal or offer made by any person to acquire
IGL pursuant to any tender or exchange offer, any merger, consolidation or other business combination or any acquisition of all or substantially all of the assets of IGL and its Subsidiaries on terms which a majority of the members of the Board of Directors of IGL determines in good faith, and in the exercise of sound and reasonable judgment (based on the advice of independent financial advisors), to be more favorable to IGL and its stockholders than the transactions contemplated hereby.

          Section 4.3 THIRD PARTY STANDSTILL AGREEMENTS. Except as set forth in Section 5.21, during the period from the date of this Agreement through the Effective Time, neither IGL nor FTX shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than, in the case of FTX, any involving IGL or its Subsidiaries or, in the case of IGL, involving FTX or its Subsidiaries). During such period, each of IGL and FTX shall authorize the other to enforce, on its behalf, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

          Section 4.4 REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of IGL, FTX or any of their respective Subsidiaries shall knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          Section 5.1 STOCKHOLDER MEETINGS. FTX and IGL shall each call a meeting of its stockholders (respectively, the "FTX Stockholder Meeting" and the "IGL Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable for the purpose of voting upon the Merger and, in the case of IGL, the Charter Amendment and the IGL Share Issuance. FTX and IGL shall, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and shall not withdraw such recommendation; PROVIDED, HOWEVER, that neither such Board of Directors shall be required to make, and each such Board shall be entitled to withdraw, such recommendation if such Board of Directors concludes in good faith, after consultation with its outside counsel, that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law. The respective Boards of Directors of FTX and IGL shall not rescind their respective declarations that the Merger is advisable unless, in any such case, any such Board of Directors concludes in good faith, after consultation with its outside counsel, that the failure to rescind such determination would violate the fiduciary obligations of such Board of Directors under applicable law. FTX and IGL shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

          Section 5.2 PREPARATION OF THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT AND THE NEWCO FORM S-1. (a) FTX and IGL shall promptly prepare and file with the SEC the Joint Proxy Statement and IGL shall prepare and file with the SEC the Registration Statement for the purpose of registering the IGL Common Stock, the IGL Warrants, shares of IGL Common Stock issuable upon the exercise of the IGL Warrants and any IGL Rights associated with the foregoing, in which the Joint Proxy Statement will be included as a prospectus. IGL shall use its reasonable best efforts, and FTX shall reasonably cooperate with IGL, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. IGL shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of IGL Common Stock or the IGL Warrants in connection with the Merger and upon any exercise of the IGL Warrants or, with respect to any FTX Stock Option, stock appreciation right or stock incentive unit (collectively, the "FTX
Stock-Based Awards") which is outstanding immediately prior to the Effective Time pursuant to any stock option or stock-based incentive plan (other than any "stock purchase plan" within the meaning of Section 423 of the Code) of FTX in effect on the date hereof (the "FTX Stock Plans") which, by application of the procedures set forth in Section 5.8 and Schedule 5.8 becomes and represents an option to purchase shares of IGL Common Stock or a stock appreciation right or stock incentive unit based on IGL Common Stock ("Substitute Options"). FTX shall furnish all information concerning FTX and the holders of FTX Common Shares as may be reasonably requested by IGL in connection with any such action.

          (b) FTX shall promptly cause to be prepared and filed with the SEC the Newco Form S-1, and FTX shall, in its capacity as Administrative Managing General Partner of FRP, cause to be prepared and filed with the SEC an information statement related to the distribution of the Newco Common Stock to holders of units and partnership interests of FRP. FTX shall use its reasonable best efforts to cause the Newco Form S-1 to be declared effective under the Securities Act as promptly as practicable after such filing. FTX shall also take and cause to be taken any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Newco Common Stock in connection with the Merger.

          Section 5.3 COMFORT LETTERS. (a) FTX shall use its reasonable best efforts to cause to be delivered to IGL "comfort" letters of Arthur Andersen L.L.P., FTX's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time (provided that such accountants need only conduct their procedures through a date not earlier than three days before the date of such letters), and addressed to IGL and FTX, in form and substance reasonably satisfactory to IGL and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) IGL shall use its reasonable best efforts to cause to be delivered to FTX "comfort" letters of Ernst & Young LLP, IGL's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the

Effective Time, and addressed to FTX and IGL, in form and substance reasonably satisfactory to FTX and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          Section 5.4 ACCESS TO INFORMATION. Subject to currently existing contractual and legal restrictions applicable to IGL (which IGL represents and warrants do not require it to withhold information which is material and adverse to IGL and its Subsidiaries taken as a whole) or to FTX (which FTX represents and warrants do not require it to withhold information which is material and adverse to FTX and its Subsidiaries taken as a whole), IGL and FTX shall, and shall cause each of its respective Subsidiaries to, afford, during normal business hours during the period from the date of this Agreement through the Effective Time, to the accountants, counsel, financial advisors, officers and other representatives of the other reasonable access to, and permit them to make such inspections as may reasonably be requested of, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent public accountants), and also permit such interviews with its officers and employees as may be reasonably requested; and, during such period, IGL and FTX shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its properties, assets, business and personnel as the other may reasonably request. From the date of this Agreement through the Effective Time, IGL and FTX shall consult with each other regarding any inquiries made by antitrust regulatory authorities, including as to any issues raised by such authorities and the possible resolutions thereof. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by IGL or FTX pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement dated July 30, 1997 among IGL, FTX and FRP.

          Section 5.5 COMPLIANCE WITH THE SECURITIES ACT. Prior to the Effective Time, FTX shall cause to be prepared and delivered to IGL a list (reasonably satisfactory to counsel for IGL) identifying each person who, at the time of FTX Stockholder Meeting, is or may reasonably be deemed to be an "affiliate" of FTX, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "FTX Rule 145 Affiliates"). FTX shall use its reasonable best efforts to cause each person who is identified as a FTX Rule 145 Affiliate in such list to deliver to IGL on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such FTX Rule 145
Affiliate will not sell, transfer or otherwise dispose of any FTX Common
Shares, the IGL Warrants or any shares of IGL Common Stock or Newco Common
Stock issued to such FTX Rule 145 Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act.

          Section 5.6 STOCK EXCHANGE LISTINGS. IGL shall use its reasonable best efforts to list on the NYSE, subject to official notice of issuance, the IGL Warrants and the shares of IGL Common Stock to be issued in connection with the Merger and upon any exercise of the IGL Warrants or the Substitute Options. FTX shall use its reasonable best efforts to list on the NYSE, subject to official notice of issuance, the shares of Newco Common Stock to be issued in connection with the Merger.

          Section 5.7  FEES AND EXPENSES.  (a) Except as otherwise provided in
Section 5.11, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between IGL and FTX.

          (b) Nothing contained in this Section 5.7 shall be deemed to limit any remedies available to a party for any breach of this Agreement by the other party.

          Section 5.8 FTX INCENTIVE PLANS. IGL agrees to take any and all such action as is contemplated to be taken by it in Schedule 5.8 to this Agreement. IGL further acknowledges and agrees that it has reviewed and approved the actions contemplated to be taken at or prior to the Effective Time by FTX in
Schedule 5.8 and IGL specifically consents to such actions by FTX.

          Section 5.9 REASONABLE BEST EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable, to consummate and make effective, as soon as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity
(including those in connection with the HSR Act and any State Takeover Approvals); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (b) Each party hereto shall refrain from taking any action, or entering into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or to result in a breach of any of its representations, warranties or covenants in this Agreement.

          (c)  Notwithstanding any provision in this Agreement to the contrary:
(i) neither IGL nor FTX shall be obligated to use its reasonable best efforts or to take any action (or omit to take any action) pursuant to this Agreement if the Board of Directors of IGL or FTX, as the case may be, shall conclude in good faith, after consultation with its outside counsel, that such action would violate the fiduciary obligations of such Board of Directors under applicable law; and (ii) in connection with any filing or submission or other action required to be made or taken by either IGL or FTX to effect the Merger and to consummate the other transactions contemplated hereby, FTX shall not, without IGL's prior written consent, commit to any divestiture transaction, and neither IGL nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, FTX or any material portions thereof or any of the business, product lines, properties or assets of IGL or any of its Affiliates.

          Section 5.10 PUBLIC ANNOUNCEMENTS. IGL and FTX shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and without the written approval (which shall not unreasonably be withheld) of the other, except as may be required by applicable law or by existing obligations pursuant to any listing agreement with any national securities exchange.

          Section 5.11 REAL ESTATE TRANSFER AND GAINS TAX. Either FTX or the Surviving Corporation shall pay all state, local or foreign taxes, if any (collectively, the "Gains Taxes"), attributable to the transfer of the beneficial ownership of FTX's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. FTX shall cooperate with IGL in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by FTX and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of FTX and its Subsidiaries shall be determined by IGL in its reasonable discretion. The stockholders of FTX shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

          Section 5.12 STATE TAKEOVER LAWS. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, IGL and FTX and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

          Section 5.13 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. (a) All rights to indemnification or exculpation, and all limitations with respect thereto, existing in favor of a director, officer, employee or agent (an "Indemnified Person") of FTX or any of its Subsidiaries (including, without limitation, any indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of FTX or any of its Subsidiaries), as provided in FTX's Restated Certificate of Incorporation or By-laws as in effect on the date of this Agreement and relating to actions or events up to the Effective Time (including without limitation the Merger, the Newco Distribution and the other transactions contemplated by this Agreement) shall survive the Merger and shall continue in full force and effect, without any amendment thereto; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) to the extent involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of IGL or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 5.13; PROVIDED FURTHER that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, FTX's Restated Certificate of Incorporation or By-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to IGL; and PROVIDED FURTHER that nothing in this
Section 5.13 shall impair any rights or obligations of any current or former director or officer of FTX.

          (b) Prior to the Effective Time, FTX shall have the right, upon consultation with IGL, to obtain and pay for in full a "tail" coverage directors' and officers' liability insurance policy ("D&O Insurance") covering a period of not less than six years after the Effective Time and providing coverage in amounts and on terms consistent with FTX's existing D&O Insurance. In the event FTX is unable to obtain such insurance, IGL or the Surviving Corporation agrees to maintain FTX's D&O Insurance for a period of not less than six years after the Effective Time; PROVIDED, that IGL may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; PROVIDED FURTHER that if the existing D&O Insurance expires or is canceled during such period, IGL or the Surviving Corporation shall use their best efforts to obtain substantially similar D&O Insurance; and PROVIDED FURTHER that FTX shall not, without IGL's consent, expend an amount in excess of $1,010,000 to procure the above described "tail" coverage and neither IGL nor the Surviving Corporation shall be required to expend, in order to maintain or procure an annual D&O Insurance policy, in lieu of a tail policy, an amount in excess of 200% of the aggregate premiums paid by FTX in 1997 on an annualized basis for such purpose (it being understood that such 1997 aggregate premium was $505,000), but in such case shall purchase as much coverage as possible for such amount.

          (c) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

          Section 5.14 NOTIFICATION OF CERTAIN MATTERS. IGL shall give prompt notice to FTX, and FTX shall give prompt notice to IGL, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which does or would be likely to cause (A) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement of such party contained in this Agreement not to be complied with or satisfied; and (ii) any failure of IGL or FTX, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.15 TREATMENT OF FTX $4.375 PREFERRED SHARES. As soon as practicable, but in any event no later than 15 days after the execution of this Agreement, FTX shall fix a date (which shall be not more than 60 days after the date of this Agreement) for the redemption of all of the outstanding FTX $4.375 Preferred Shares (the "Redemption Date") and shall mail a notice of such redemption to the holders thereof. FTX shall take all actions necessary to redeem the FTX $4.375 Preferred Shares on or prior to FTX Stockholder Meeting and shall comply with the applicable provisions of the Certificate of Correction to Certificate of Designations of $4.375 Convertible Exchangeable Preferred Stock of FTX, as filed in the office of the Secretary of State of Delaware on March 2, 1992 (the "Certificate of Designations"), relating to the redemption of FTX $4.375 Preferred Shares.

          Section 5.16 CERTAIN LITIGATION. Neither IGL nor FTX shall settle any litigation commenced after the date hereof against IGL, FTX or any of their respective directors by any stockholder of IGL, FTX or unitholder of FRP relating to the Merger or this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          Section 5.17 EMPLOYEE BENEFITS. (a) Except as provided herein, from and after the Effective Time IGL shall comply with all FTX Plans that are in effect as of the date hereof. Except for the Substitute Options and except as provided in this Section, Section 5.8, Schedule A to the FTX Letter, and the Employee Benefits Agreement described in Paragraph (c) of this Section ("Employee Benefits Agreement"), IGL shall not have any obligation to provide benefits based on equity securities or any equivalent thereof, and IGL may amend or terminate any FTX Plan in accordance with its terms and applicable law. For all purposes of eligibility to participate in and vesting in benefits provided under employee benefits plans maintained by IGL and its Subsidiaries (but not for purposes of determining benefits (or accruals thereof) under such plans) which employees and former employees of FTX become eligible to participate in after the Effective Time, all persons previously employed by FTX and its Subsidiaries and then employed by IGL or its Subsidiaries as a result of the transactions contemplated under this Agreement shall be credited with their years of service with FTX and its Subsidiaries and years of service with prior employers to the extent service with prior employers is taken into account under FTX Plans.

          (b) The foregoing shall not constitute any commitment, contract, understanding or guarantee (express or implied) on the part of IGL of a post-Effective Time employment relationship of any term of duration or on any terms other than those that IGL may establish. Employment of any of the employees by IGL will be "at will" and may be terminated by IGL at any time for any reason (subject to any legally binding agreement other than this Agreement, or any applicable laws or collective bargaining agreement, or any other arrangement or commitment). Except as provided in this Section, Section 5.8, and the Employee Benefits Agreement, nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any particular FTX Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or IGL to offer to continue (other than as required by its terms) any written employment contract.

          (c) Prior to the Effective Time, FTX is authorized to enter into the Employee Benefits Agreement and shall be permitted to take any and all actions, including the adoption of new plans or amendment of existing plans, as are contemplated to be taken by FTX under the Employee Benefits Agreement. To the extent that the Employee Benefits Agreement requires or calls for the performance of any obligations or the taking of any acts by FTX on or after the Effective Time, the Surviving Corporation shall honor and fully perform such acts or obligations. Capitalized terms used in the remainder of this Section
5.17 that are not defined in this Agreement are defined in the Employee Benefits Agreement.

          (d) With respect to retiree medical, retiree dental, and retiree group life insurance benefits for FTX Retired Employees, IGL, as the Surviving Corporation, agrees to: (1) maintain until the later of one year after the Effective time or December 31, 1998 the same level of benefits, and at the same level of Company premium cost sharing, as in effect at the Effective Time and
(2) give notice to affected FTX Retired Employees and their beneficiaries at least six months before making any changes in either such premiums or such benefits, including any termination of such benefits.

          (e) Prior to the Effective Time, FTX will amend the Freeport-McMoRan Inc. Retiree Benefit Plan if needed to allow certain employees, other than Transferred Employees, who are under age 55 to receive post-retirement benefits under such plan if their employment with FTX is terminated in connection with the transactions contemplated herein.

          (f) Prior to the Effective Time, FTX may (i) transfer to FCX or FMS (the "Transferee Company") the liabilities under the Freeport-McMoRan Inc. Excess Benefits Plan and the Freeport-McMoRan Inc. Grandfathered Retirement Benefit Plan relating to some or all of the employees who terminate or have terminated employment with FTX and who are thereafter employed by the Transferee
Company, and (ii) transfer to the Transferee Company an amount in cash equal to the present value of any such transferred liabilities, determined in the same manner as provided with respect to transfers under Paragraph 3(d) of the Employee Benefits Agreement. Any such liabilities that are not otherwise transferred to FCX or FMS shall remain liabilities of FTX, and IGL shall make all payments that are required to be made after the Effective Time in accordance with the terms of the current provisions of the applicable plan.

          (g) Prior to the Effective Time, FTX will amend the SECAP to permit it to distribute each SECAP account (other than accounts that are to be transferred to the Company's SECAP pursuant to the Employee Benefits Agreement) to the participant for whom the account is maintained or to the comparable plan of FMS or FCX if the participant is employed there.

          (h) FTX shall provide FTX employees who have a qualifying event (as that term is defined in Code section 4980B(f)(3)), irrespective of the time of the qualifying event, notice of their rights to continue coverage under the FTX Flexible Spending Account, Medical, Dental, or any other group health plan as defined in Code section 4980D(f)(1). Further, FTX will provide each FTX employee written certification of his or her creditable coverage as required under the Health Insurance Portability and Accountability Act of 1996.

          (i) Prior to the Effective Time, FTX shall have the right, subject to the rules of Code Section 401, to amend the FTX Pension Plan, the FTX EBP, the FTX Grandfathered Plan, the FTX ECAP, and the FTX SECAP, if needed to assure that a participant who has reached the age of 55 will be able to receive the vested benefits he has accrued under such plans even if such participant is still employed by FCX, FMS, or any other company. IGL specifically acknowledges and consents to the distribution of any and all such benefits to such participants on or before the Effective Time. IGL also specifically acknowledges that neither this Agreement nor such plan amendments will require the distribution of such benefits prior to the Effective Time, that payment of a participant's plan benefits may be deferred beyond the Effective Time to a time selected by the participant, that payment after the Effective Time will be the responsibility of IGL, that IGL will not amend the plans to require acceleration of receipt of benefits and that, to the extent that a Plan participant makes a request for the distribution of his Plan benefits following the Effective Time, IGL shall take all actions necessary to pay or arrange for timely payment of such benefits. IGL acknowledges that the total amount payable under the FTX EBP and FTX Grandfathered Plan to each of the two most-senior executives of FTX, if they should retire and demand their benefits at this time, is as set forth on Schedule 5.17(i).

          (j) The Freeport-McMoRan Inc. Severance Plan will be amended or terminated if necessary to eliminate any obligation of FTX to pay severance benefits.

          Section 5.18 BOARD OF DIRECTORS. IGL shall take such action as shall be necessary to cause the number of directors comprising the full Board of Directors of IGL at the Effective Time to be increased by three directors (or, in the event that immediately prior the Effective Time there shall exist one or more vacancies in the Board of Directors of IGL, such lesser number that, when added to the number of such vacancies then existing, shall equal three) and the three vacancies thus created to be filled by the election as directors of IGL, effective at the Effective Time, of James R. Moffett, Rene L. Latiolais and Robert W. Bruce III (collectively, the "New Directors"). The allocation of the New Directors among the three classes of the Board of Directors of IGL shall be as follows: Robert W. Bruce III shall be added to the class of IGL directors whose term is scheduled to expire at the 1998 annual meeting of stockholders of IGL; Rene L. Latiolais shall be added to the class of IGL directors whose term is scheduled to expire at the 1999 annual meeting of stockholders of IGL; and James R. Moffett shall be added to the class of IGL directors whose term is scheduled to expire at the 2000 annual meeting of stockholders of IGL.

          Section 5.19  SERVICES AGREEMENT.  At or prior to the Effective Time,
(i) FTX shall sell, transfer and convey to FMS and Newco for an aggregate consideration not exceeding $250,000, all of FTX's right, title and interest in and to the common stock of FMS owned by FTX, (ii) IGL shall enter into a letter agreement in the form attached as EXHIBIT B with FMS related to certain commitments and obligations of FTX assumed by IGL as a result of the Merger and
(iii) FMS shall enter into a letter agreement providing for the assumption by FMS of the obligation of FTX to provide certain administrative services relating to the Freeport-McMoRan Oil and Gas Royalty Trust.

          Section 5.20 DISTRIBUTION AGREEMENT. (a) Simultaneously with the execution hereof, IGL and FTX shall execute, and FTX shall cause FRP and Newco to execute, the Distribution Agreement. True and complete copies of the Certificate of Incorporation and By-laws of Newco as in effect on the date hereof are set forth in EXHIBIT D and EXHIBIT E, respectively, attached hereto. Prior to the Effective Time, FTX shall not permit the Distribution Agreement to be amended or modified without the prior written consent of IGL. Prior to the Effective Time, FTX shall not permit the Certificate of Incorporation or By-laws of Newco to be amended or modified without the prior written consent of IGL, provided that such consent shall not be unreasonably withheld.

          (b) Prior to the Effective Time, (i) IGL and FTX shall, and FTX shall cause FRP and Newco to, (A) contribute to Newco, in accordance with the Distribution Agreement, certain assets used in connection with the production, sale and distribution of sulphur, oil and gas, and certain other assets including the interests held indirectly by IGL and FRP in Main Pass Block 299 pursuant to the Main Pass Agreements, (B) distribute, prior to the Effective Time, to the unitholders of FRP (including FTX) all of the issued and outstanding shares of Newco Common Stock as contemplated by the Distribution Agreement and (C) file with the SEC the Newco Form S-1 (the contribution and distribution transactions contemplated by clauses (A) and (B) above being herein collectively referred to as the "Newco Distribution") and (ii) IGL and Newco shall execute an Assignment and Assumption Agreement in the form of EXHIBIT A to the Distribution Agreement. IGL and FTX shall, and FTX shall cause FRP and Newco to, take all actions contemplated by or arising in connection with the Newco Distribution, including causing Newco to indemnify and hold harmless IGL, FTX and their respective officers, directors, affiliates and Subsidiaries from and against any and all liabilities and obligations (express or implied, known or unknown) arising out of the ownership, operation or control, on, prior to or after the Effective Time, of the sulphur-related business and assets contributed to Newco as contemplated above.

          Section 5.21 IGL/FTX STANDSTILL AGREEMENT. (a) Upon the determination by the Board of Directors of FTX that a FTX Takeover Proposal constitutes a FTX Superior Proposal, IGL and its Subsidiaries shall be relieved of the standstill obligations contained in Section 5.0 of the Amended and Restated Parent Agreement dated as of July 1, 1993, as amended and restated May 26, 1995, as further amended.

          (b) Upon the determination by the Board of Directors of IGL that a IGL Takeover Proposal constitutes a IGL Superior Proposal, FTX and its Subsidiaries shall be relieved of the standstill obligations contained in
Section 6.0 of the Amended and Restated Parent Agreement dated as of July 1, 1993, as amended and restated May 26, 1995, as further amended.

          Section 5.22 USE OF NAME. As soon as practicable following the Merger, the Surviving Corporation, in its capacity as the successor Administrative Managing General Partner of FRP, shall change the name of FRP to eliminate all references to Freeport-McMoRan, Freeport or McMoRan. In addition, IGL covenants that from and after the Effective Time neither it nor any of its Subsidiaries shall use the name, business name or logo

Freeport-McMoRan, Freeport, McMoRan or any other name, logo, trade or service mark which is or might be confusingly similar thereto; PROVIDED, HOWEVER, that IGL and its Subsidiaries may continue to use such names, business names or logos, without charge, for a period not to exceed 120 days after the Merger to the extent such names, business names or logos appear on stationary, office supplies, signs, business cards or other documents of FTX or its subsidiaries existing as of the date of the Merger.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

          Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) STOCKHOLDER APPROVAL. The Merger shall have been duly approved by a majority of the outstanding stock of each of FTX and IGL entitled to vote thereon, in accordance with applicable law and the Certificate of Incorporation and By-laws of each of FTX and IGL, and the IGL Share Issuance shall have been duly approved in accordance with the applicable requirements of the New York Stock Exchange, PROVIDED, that the total number of votes cast on the IGL Share Issuance represents more than 50% of the shares of IGL Common Stock entitled to vote thereon at the IGL Stockholder Meeting.

          (b) STOCK EXCHANGE LISTINGS. The shares of IGL Common Stock and the IGL Warrants issuable in accordance with the Merger and the IGL Common Stock issuable upon exercise of the IGL Warrants or the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) HSR AND OTHER APPROVALS. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, in each case which are listed on Schedule 6.1(c) of the FTX Letter and the IGL Letter, shall have been made or shall have occurred.

          (d) REGISTRATION STATEMENT. The Registration Statement and the Newco Form S-1 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement and the Newco Form S-1 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of IGL or FTX, threatened by the SEC. All necessary state securities authorizations (including State Takeover Approvals) shall have been received and shall be in full force and effect.

          (e) NO ORDER. No court or other Governmental Entity having jurisdiction over FTX or IGL, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or prohibiting the Merger or any of the transactions contemplated hereby.

          (f) CONSUMMATION OF NEWCO DISTRIBUTION. The Newco Distribution shall have been consummated in accordance with the terms and provisions of the Distribution Agreement.

          (g) SOLVENCY OF NEWCO; ABILITY TO MAKE DISTRIBUTION. IGL and FTX shall have received opinions of value, solvency and other appropriate factual information and advice in form and substance satisfactory to them from Valuation Research supporting the conclusions that, after giving effect to the Distribution Agreement, the Newco Distribution and the transactions contemplated thereby, (A) Newco (i) is solvent and will be solvent subsequent to the Newco Distribution and after taking into account the liabilities and obligations undertaken in connection with and as a result of the Distribution Agreement and Newco Distribution, (ii) will be able to pay its debts and liabilities as they become due and (iii) will not be left with unreasonably small capital with which to engage in its businesses and (B) FRP and FTX will not violate the provisions of Section 17-607 of the Delaware Revised Uniform Limited Partnership Act regarding the making of distributions.

          (h) DISTRIBUTION. The actions contemplated by Section 5.20(b) shall have been taken.

          (i) LITIGATION. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected, in the good faith opinion of FTX or IGL, to have a Material Adverse Effect on IGL.

          Section 6.2 CONDITIONS TO OBLIGATION OF FTX TO EFFECT THE MERGER. The obligation of FTX to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. IGL shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of IGL contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and FTX shall have received a certificate signed on behalf of IGL by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) TAX OPINION. FTX shall have received an opinion of Miller & Chevalier, Chartered in form and substance reasonably satisfactory to FTX, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and FTX and IGL will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

         (ii) Except for gain, if any, to FTX in connection with the formation of Newco and the disposition of Newco Common Stock, no gain or loss will be recognized by IGL or FTX as a result of the Merger;

        (iii) No gain or loss will be recognized by non-dissenting stockholders of FTX who are United States persons (within the meaning of the Code) to the extent that they exchange FTX Common Shares solely for shares of IGL Common Stock pursuant to the Merger.

Such opinion shall also address: (a) the tax consequences of the receipt by non-dissenting stockholders of FTX who are United States persons (within the meaning of the Code) of (i) IGL Warrants and Newco Common Stock in exchange for FTX Common Shares pursuant to the Merger and (ii) cash in lieu of fractional shares of IGL Common Stock or Newco Common Stock or in lieu of fractional interests in IGL Warrants, and (b) the tax basis and holding period for the shares of IGL Common Stock, Newco Common Stock and IGL Warrants received by such stockholders in exchange for FTX Common Shares pursuant to the Merger. In rendering such opinion, Miller & Chevalier, Chartered may receive and rely upon representations contained in a certificate of FTX substantially in the form of the FTX Tax Certificate attached to the FTX Letter and a certificate of IGL substantially in the form of the IGL Tax Certificate attached to the IGL Letter. To the extent that such counsel also requests other appropriate certificates from stockholders of FTX holding a substantial amount of FTX Common Shares ("Major Stockholders") verifying that such Major Stockholders have no intention as of the Effective Time to sell the shares of IGL Common Stock to be distributed to them in the Merger, FTX shall cooperate with such counsel in seeking such certificates.

          (c) CONSENTS UNDER AGREEMENTS. IGL shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, IGL License, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on IGL or upon the consummation of the transactions contemplated hereby.

          (d) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to IGL; and FTX shall have received a certificate signed on behalf of IGL by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (e) CONSENT UNDER BANK FACILITIES. Each of (i) the $350,000,000 Amended and Restated Credit Agreement, originally dated as of June 30, 1995 and amended and restated as of November 14, 1996, among FTX, FRP, certain banks that are signatories thereto, and The Chase Manhattan Bank, as Agent, (ii) the $10,000,000 Amended and Restated Credit Agreement dated as of June 30, 1995 and amended and restated as of December 20, 1996, among FTX, FM Properties Operating Co., certain banks that are signatories thereto and The Chase Manhattan Bank, as Agent, and (iii) the Second Amended and Restated Note Agreement, originally dated as of June 30, 1995, as amended, among FTX, FM Properties Operating Co., The Chase Manhattan Bank and Hibernia National Bank individually and as Agent, shall have been terminated or amended to permit the transactions contemplated by this Agreement and the Distribution Agreement.

          (f) OPINION AND CERTIFICATION. In accordance with Section 11.2(d) of the FRP Amended and Restated Agreement of Limited Partnership, FTX shall have received each of the following: (i) a certification from IGL that IGL is a United

States Citizen (as defined in the FRP Amended and Restated Limited Partnership Agreement), and (ii) an opinion of Sidley & Austin that the Merger will not result in a loss of limited liability of any limited partner of FRP or result in FRP being treated as an association taxable as a corporation for federal income tax purposes.

          Section 6.3 CONDITIONS TO OBLIGATIONS OF IGL TO EFFECT THE MERGER. The obligation of IGL to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. FTX shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of FTX contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and IGL shall have received a certificate signed on behalf of FTX by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) TAX OPINION. IGL shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to IGL, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and FTX and IGL will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

         (ii) Except for gain, if any, to FTX in connection with the formation of Newco and the disposition of Newco Common Stock, no gain or loss will be recognized by IGL or FTX as a result of the Merger;

        (iii) No gain or loss will be recognized by the stockholders of FTX who are United States persons (within the meaning of the Code) to the extent that they exchange FTX Common Shares solely for shares of IGL Common Stock pursuant to the Merger.

Such opinion shall also address: (a) the tax consequences of the receipt by non-dissenting stockholders of FTX who are United States persons (within the meaning of the Code) of (i) IGL Warrants and Newco Common Stock in exchange for FTX Common Shares pursuant to the Merger and (ii) cash in lieu of fractional shares of IGL Common Stock or Newco Common Stock or in lieu of fractional interests in IGL Warrants, and (b) the tax basis and holding period for the shares of IGL Common Stock, Newco Common Stock and IGL Warrants received by such stockholders in exchange for FTX Common Shares pursuant to the Merger. In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in a certificate of IGL substantially in the form of the IGL Tax Certificate attached to the IGL Letter and a certificate of FTX substantially in the form of the FTX Tax Certificate attached to the FTX Letter. To the extent that such counsel also requests other appropriate certificates from Major Stockholders verifying that such Major Stockholders have no intention as of the Effective Time to sell the shares of IGL Common Stock to be distributed to them in the Merger, FTX shall cooperate with such counsel in seeking such certificates.

          (c) CONSENTS UNDER AGREEMENTS. FTX shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, FTX License, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, in the good faith opinion of IGL, individually or in the aggregate, to have a Material Adverse Effect on FTX or IGL or upon the consummation of the transactions contemplated hereby.

          (d) FTX AFFILIATE AGREEMENTS. IGL shall have received the written agreements from FTX Rule 145 Affiliates described in Section 5.5.

          (e) TREATMENT OF FTX $4.375 PREFERRED SHARES. All of the outstanding FTX $4.375 Preferred Shares shall have been either (i) redeemed by FTX in accordance with the Certificate of Designations or (ii) converted into FTX Common Shares in accordance with the Certificate of Designations.

          (f) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to FTX; and IGL shall have received a certificate signed on behalf of FTX by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (g) TRANSFER OF FMS STOCK. FTX shall have sold, transferred and conveyed the common stock of FMS to FCX.

          (h) FMS LETTER AGREEMENT. IGL and FMS shall have entered into that certain letter agreement as contemplated by Section 5.19 of this Agreement.

          (i) FCX INDEMNITY LETTER. The FCX Indemnity Letter shall remain in full force and effect, and no breach shall have occurred thereunder or with respect thereto.

          (j) FMPO PARTNERSHIP. FTX shall have sold its interest in FMPO and FM Properties Holding Company to FMP or one of its affiliates.


                                   ARTICLE VII

                        TERMINATION; AMENDMENT AND WAIVER

          Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of IGL or FTX of the matters presented in connection with the
Merger:

          (a) by mutual written consent of IGL and FTX, which termination shall be approved by the Board of Directors of IGL and FTX, respectively;

          (b) by IGL, by written notice to FTX, if (i) FTX shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 20 business days after receipt by FTX of notice of such failure to comply, provided that FTX continually exercises its reasonable best efforts to effect such cure during such 20 business day period, (ii) the stockholders of FTX shall not have approved the Merger at the FTX Stockholder Meeting or any adjournment thereof or (iii) the stockholders of IGL shall not have approved the Merger or the IGL Share Issuance at the IGL Stockholder Meeting or any adjournment thereof;

          (c) by FTX, by written notice to IGL, if (i) IGL shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 20 business days after receipt by IGL of notice of such failure to comply, provided that IGL continually exercises its reasonable best efforts to effect such cure during such 20 business day period, (ii) the stockholders of FTX shall not have approved the Merger at the FTX Stockholder Meeting or any adjournment thereof or (iii) the stockholders of IGL shall not have approved the Merger or the IGL Share Issuance at the IGL Stockholder Meeting or any adjournment thereof;

          (d) by either IGL or FTX, by written notice from the terminating party to the other party, if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 20 business days after receipt by the breaching party of notice thereof through the continuous exercise of its reasonable best efforts;

          (e) by either IGL or FTX, by written notice from the terminating party to the other parties, if: (i) the Merger has not been effected on or prior to the close of business on March 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (f) by FTX, by written notice to IGL, if the Board of Directors of FTX shall reasonably determine in good faith in accordance with
     Section 4.2(a) hereof (i) that a FTX Takeover Proposal constitutes a FTX Superior Proposal, and (ii) after consultation with its outside counsel, that the failure to accept such FTX Superior Proposal would violate the fiduciary obligations of such Board of Directors under applicable law; PROVIDED, HOWEVER, that FTX may not terminate this Agreement pursuant to this clause (f) unless (i) 10 business days shall have elapsed after delivery to IGL of a written notice of such determination by such Board of Directors and during such 10 business-day period FTX shall have fully cooperated with IGL, including, without limitation, informing IGL of the terms and conditions of such FTX Takeover Proposal and the identity of the person or group making such FTX Takeover Proposal, with the objective of providing IGL a reasonable opportunity to propose a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such 10 business-day period such Board of Directors shall continue reasonably to believe in good faith that such FTX Takeover Proposal constitutes a FTX Superior Proposal and simultaneously therewith FTX shall enter into a definitive acquisition, merger or similar agreement to effect such FTX Superior Proposal;

          (g) by IGL, by written notice to FTX, if the Board of Directors of IGL shall reasonably determine in good faith in accordance with
     Section 4.2(b) hereof (i) that a IGL Takeover Proposal constitutes a IGL Superior Proposal, and (ii) after consultation with its outside counsel, the failure to accept such IGL Superior Proposal would violate the fiduciary obligations of such Board of Directors under applicable law; PROVIDED, HOWEVER, that IGL may not terminate this Agreement pursuant to this clause (g) unless (i) 10 business days shall have elapsed after delivery to FTX of a written notice of such determination by such Board of Directors and during such 10 business-day period IGL shall have fully cooperated with FTX, including, without limitation, informing FTX of the terms and conditions of such IGL Takeover Proposal and the identity of the person or group making such IGL Takeover Proposal, with the objective of providing FTX a reasonable opportunity to propose a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such 10 business-day period such Board of Directors shall continue reasonably to believe in good faith that such IGL Takeover Proposal constitutes a IGL Superior Proposal and simultaneously therewith IGL shall enter into a definitive acquisition, merger or similar agreement to effect such IGL Superior Proposal;

          (h) by IGL, by written notice to FTX, if: (i) the Board of Directors of FTX shall not have recommended the Merger to FTX's stockholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Merger to FTX's stockholders as being advisable and fair to and in the best interests of FTX and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing, (ii) the Board of Directors of FTX shall have recommended to the stockholders of FTX any FTX Takeover Proposal or shall have resolved to do so or (iii) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of FTX is commenced, and the Board of Directors of FTX fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

          (i) by FTX if the Board of Directors of IGL shall not have recommended the Merger or the IGL Share Issuance to IGL's stockholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Merger or the IGL Share Issuance to IGL's stockholders as being advisable and fair to and in the best interests of IGL and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing; or

          (j) by either IGL or FTX, by written notice from the terminating party to the other party, if the other party shall breach any of its covenants or agreements in Section 4.2.

          The right of IGL or FTX to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

          Section 7.2  EFFECT OF TERMINATION.  In the event of
the termination of this Agreement by either IGL or FTX as provided in Section 7.1, this Agreement shall forthwith become void without any liability hereunder on the part of FTX, IGL or their respective directors or officers, except for the last sentence of Section 5.4 and the entirety of Section 5.7, which shall survive any such termination; PROVIDED, HOWEVER, that nothing contained in this
Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement.

          Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of IGL and FTX of the matters presented to them in connection with the Merger; PROVIDED, HOWEVER, that after any such approval, no amendment shall be made if applicable law would require further approval by such stockholders, unless such further approval shall be obtained. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time.

          Section 8.2 IMC-AGRICO ENTITIES. IGL and FTX acknowledge that each is thoroughly familiar with the business, properties, assets, liabilities, condition (financial or otherwise) and results of operations of the IMC-Agrico Entities. Accordingly, the IMC-Agrico Entities have been expressly directly excluded from the definition of Subsidiary for purpose of the representations and warranties contained in Article II and Article III of this Agreement and have been expressly indirectly excluded from the definition of Material Adverse Change and Material Adverse Effect. IGL and FTX agree that, except as provided in Sections 2.2 and 3.2 hereof, neither party is making any representation or warranty with respect to the IMC-Agrico Entities. Without limiting the generality of the foregoing, any representations or warranties which of necessity contain an implied reference to the IMC-Agrico Entities (such as those contained in Sections 2.5 and 3.5) shall not be deemed to be breached if and to the extent that a misstatement or omission relates to the IMC-Agrico Entities.

          Section 8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the other party hereto at the following address (or at such other address for any party as shall be specified by like notice):

          (a)  if to IGL, to

               IMC Global Inc.
               2100 Sanders Road
               Northbrook, Illinois  60062
               Attention:  Robert E. Fowler, Jr.
               Telecopy:  (847) 205-4916
               with a copy to:

               IMC Global Inc.
               2100 Sanders Road
               Northbrook, Illinois  60062
               Attention:  Marschall I. Smith
               Telecopy:  (847) 205-4894

               and

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois  60603
               Attention:  Thomas A. Cole and
                           Larry A. Barden
               Telecopy:  (312) 853-7036

          (b)  if to FTX, to

               Freeport-McMoRan Inc.
               1615 Poydras Street
               New Orleans, Louisiana  70112
               Attention: Rene L. Latiolais
               Telecopy:  (504) 582-4965

               with a copy to:

               Freeport-McMoRan Inc.
               1615 Poydras Street
               New Orleans, Louisiana  70112
               Attention:  Roger T. Baker
               Telecopy:  (504) 582-4227

               and

               Jones, Walker, Waechter, Poitevent,
                  Carrere & Denegre, L.L.P.
               Place Street Charles
               201 St. Charles Avenue
               New Orleans, Louisiana  70170-5100
               Attention: William H. Hines
               Telecopy:  (504) 582-8105

               and

               Miller & Chevalier, Chartered
               655 Fifteenth Street, N.W.
               Suite 900
               Washington, D.C.  20005-5701
               Attention:  David B. Cubeta
               Telecopy:  (202) 628-0858

          Section 8.4 INTERPRETATION. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other party.

          Section 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, except as provided in the last sentence of Section 5.4, constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such state.

          Section 8.8  ASSIGNMENT.  Except as provided in the last sentence of
Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

          Section 8.9 SEVERABILITY. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon any determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          Section 8.10 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

          IN WITNESS WHEREOF, IGL and FTX have caused this Agreement to be executed and attested by their respective officers thereunto duly authorized, all as of the date first written above.

                                   IMC GLOBAL INC.


                                   By: /S/ ROBERT E. FOWLER, JR.
                                      ---------------------------------------
                                      Name: Robert E. Fowler, Jr.
                                      Title:  President and Chief
                                                Executive Officer



                                   FREEPORT-McMoRan INC.


                                   By: /s/ RENE L. LATIOLAIS
                                      -------------------------------------
                                      Name: Rene L. Latiolais
                                      Title:  President and Chief
                                                Executive Officer

                                  SCHEDULE 5.8

TREATMENT OF FTX STOCK OPTIONS AND OTHER FTX INCENTIVE BENEFITS


A.  FTX STOCK BASED PLANS.

FTX has outstanding non-qualified stock options, stock appreciation rights, and stock incentive units ("FTX Stock-Based Awards") under several benefit plans. Some of the non-qualified stock options contain "tax-offset" payment rights. All the non-qualified stock options held by non-employee directors have in tandem "option cancellation gain payments," and all the non-qualified stock options held by the other participants have in tandem "limited rights."

1. In connection with the distribution of the shares of Newco, all FTX Stock-Based Awards that are held by persons other than employees of IMC-Agrico Company, IGL, or a subsidiary of IGL shall be adjusted as set forth in (a) and (b) below.

     (a) The exercise price of each of those FTX Stock-Based Awards (including, in the case of SARs and SIUs, the exercise or base price by which gain is measured) will be reduced effective as of the distribution by multiplying the exercise price by the following factor:


     FTX DISTRIBUTION VALUE - (DISTRIBUTION RATIO X NEWCO DISTRIBUTION VALUE)
     ------------------------------------------------------------------------
                               FTX Distribution Value

     As used in this Schedule 5.8, the "Newco Distribution Value" shall mean the weighted average per share price of Newco shares on the New York Stock Exchange on the first day that Newco shares are traded on the New York Stock Exchange after the effective date of the Merger; the "FTX Distribution Value" shall mean the weighted average per share price of FTX shares on the New York Stock Exchange on the last day that FTX shares are traded on the New York Stock Exchange before the effective date of the Merger; the "FTX Net Distribution Value" shall mean (i) the FTX Distribution Value minus (ii) the product of the Distribution Ratio, as hereinafter defined, and the Newco Distribution Value; and the "Distribution Ratio" shall mean the number of Newco shares distributed per FTX share in the distribution of Newco shares by FTX, rounded to the nearest one-millionth (.000001) of a Newco share.


     No adjustment will be made to the number of FTX shares subject to each such FTX Stock-Based Award.

     (b) Under a new adjusted stock award plan, Newco will grant effective as of the distribution a non-qualified stock option with in tandem "limited rights" for each such FTX Stock-Based

     Award, the exercise price of which will be calculated by multiplying the exercise price of the FTX Stock-Based Award to which such Newco non-qualified stock option relates by the following factor:

                               NEWCO DISTRIBUTION VALUE
     -------------------------------------------------------------------------
                                FTX Distribution Value


     The number of Newco shares subject to such Newco non-qualified stock option will be equal to the number of Newco shares that a record holder of the number of shares of FTX common stock underlying the related FTX Stock-Based Award would have received in the distribution. If, however, an FTX stock option contains "tax-offset" payment rights, the number of Newco shares subject to the related Newco non-qualified stock option shall be equal to the number of Newco shares as calculated in the preceding sentence multiplied by 1.6556.

2. In connection with the distribution of the shares of Newco, all FTX Stock-Based Awards held by employees of IMC-Agrico Company, IGL, or a subsidiary of IGL shall be adjusted as set forth below.

     The exercise price of each of those FTX Stock-Based Awards (including, in the case of any SARs and SIUs, the exercise or base price by which gain is measured) will be reduced effective as of the distribution by multiplying the exercise price by the following factor:


      FTX DISTRIBUTION VALUE - (DISTRIBUTION RATIO X NEWCO DISTRIBUTION VALUE)
      ------------------------------------------------------------------------
                                 FTX Distribution Value


     The number of FTX shares subject to each of those FTX Stock-Based Awards will be increased effective as of the distribution by multiplying such number of FTX shares by the following factor:


                                 FTX DISTRIBUTION VALUE
     -----------------------------------------------------------------------
     FTX Distribution Value - (Distribution Ratio x Newco Distribution Value)


     No grants of non-qualified stock options with in tandem "limited rights" will be made by Newco to holders of FTX Stock-Based Awards who are employees of IGL, a subsidiary of IGL, or IMC-Agrico Company.

3. In connection with the merger of FTX and IGL, all FTX Stock-Based Awards regardless of the holder, shall be further adjusted as set forth in (a) and
     (b) below.

     (a) Under a new or an amended plan, IGL will provide in substitution for each FTX Stock-Based Award, as previously adjusted under (1) or (2) above, an IGL award (the "IGL Stock-Based Award") of the same kind and with the same adjusted exercise price and the same cash payment features as the respective adjusted FTX Stock-Based Award that it replaces.

     (b) The number of shares of IGL common stock subject to an IGL Stock-Based Award shall be equal to the product of (i) .90 multiplied by (ii) the number of shares of FTX common stock underlying the related FTX Stock-Based Award. In addition, the exercise price with respect to the IGL Stock-Based Award issued with respects hereto shall be reduced by $1.75 from the then current exercise price (as adjusted to reflect the adjustments in paragraph A.1 of this Schedule 5.8) of the FTX Stock-Based Award in exchange therefore.

     (c) No options or other awards with respect to IGL warrants will be granted.

     (d) All IGL Stock-Based Awards will be fully exercisable upon grant because, as a result of the applicable FTX change in control provisions and the action intended to be taken by the FTX Corporate Personnel Committee prior to the merger but in connection therewith concerning awards of certain employees, all FTX Stock-Based Awards will be or will become fully exercisable upon the merger with IGL.

     (e) (i) The term of each IGL Stock-Based Award will be the same as that of the related FTX Stock-Based Award, except that any requirement that the holder thereof render services to FTX shall be deemed to be satisfied as long as the holder thereof is rendering services, whether as a director, officer, employee, or otherwise to any of the following entities (collectively, the "Freeport Entities"): Newco; any subsidiary of Newco; Freeport-McMoRan Copper & Gold Inc.; any subsidiary of Freeport-McMoRan Copper & Gold Inc.; McMoRan Oil & Gas Co.; any subsidiary of McMoRan Oil & Gas Co.; FM Properties Inc.; any subsidiary of FM Properties Inc.; FM Services Company; any corporation or other entity in which any two or more of the aforementioned entities collectively possess, directly or indirectly, equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity; and any entity with which any of the foregoing entities has contracted to receive executive, management, or legal services if the holder of such IGL Stock-Based Award provides services to any of the foregoing entities through such arrangement.

     (ii) If the holder of an IGL Stock-Based Award ceases to provide such services to any and all of the Freeport Entities for any reason other than death or retirement, such IGL Stock-Based Award shall remain exercisable within three months after the date of such cessation, but no later than its original term.

     (iii) If the holder of an IGL Stock-Based Award ceases to provide such services to any and all of the Freeport Entities by reason of retirement, such IGL Stock-Based Award shall remain exercisable within three years after the date of such cessation, but no later than its original term.

     (iv) If the holder of an IGL Stock-Based Award ceases to provide such services to any and all of the Freeport Entities because of such holder's death, such IGL Stock-Based Award shall remain exercisable by such holder's designated beneficiary or estate within one year after the date of death, but no later than its original term.

     (v) If the holder of an IGL Stock-Based Award dies after having ceased to provide such services to any and all of the Freeport Entities and such IGL Stock-Based Award is exercisable pursuant to the provisions of paragraphs
     (ii), (iii), or (iv) of this item 5(e), such IGL Stock-Based Award shall remain exercisable by such holder's designated beneficiary or estate within one year after the date of death, but no later than its original term.

     (vi) Notwithstanding anything in this item 5(e) to the contrary, the term of each IGL Stock-Based Award made to James R. Moffett and Rene L. Latiolais shall be the same as the original term of the related FTX Stock-Based Award without any requirement that the holder thereof render any services to FTX or any of the Freeport Entities.

     (f) Appropriate amendments will be made by FTX prior to the merger to prevent the triggering of the in tandem "option cancellation gain payments" upon the merger.

     (g) The offering of IGL shares under such new or amended plan will be registered under the Securities Act of 1933 by means of a shelf registration statement on an appropriate form to be effective upon consummation of the Merger.


B.  LONG-TERM PERFORMANCE INCENTIVE PLANS.

FTX has outstanding performance units under long-term performance incentive plans, which generally entitle each holder thereof to be paid, on the award valuation date after the conclusion of the applicable four-year performance period for such units, the earnings per share for each of those years on the number of FTX shares equal to the number of such units.

1. Before the merger, FTX will credit each performance unit with the FTX projected 1997 earnings per share of $5.18 for such year and each subsequent year through 2000 remaining in the performance period for such unit and amend such long-term performance incentive plans to permit the immediate payment, on or before the Effective Time, of such amounts and all amounts credited thus far under such plans.

2. IGL will have no responsibility for payments under such long-term performance incentive plans.


C.  ANNUAL INCENTIVE PLANS.

FTX gives annual cash bonuses to certain employees, including persons who will be employed by Newco, under several benefit plans, including a benefit plan of its affiliate, FM Services Company.

1. Prior to the merger FTX will determine the aggregate amount of bonuses and other amounts to be paid or contributed by it under such plans for 1997, which shall not exceed $7,500,000, and prior to the merger FTX will either pay such amounts or transfer the obligation to pay such amounts to FM Services Company and Newco for payment under their annual incentive plans, accordingly.

2.   IGL will have no responsibility for the payment of such 1997 bonuses.


D.  DIRECTORS' DEFERRAL PLAN.

An FTX director may defer the payment of fees for services as a member of the FTX board of directors under an FTX deferral plan, and the payment of those fees, including earnings thereon, are made over a period of time commencing after termination of services and continuing for up to ten years, as elected by the participant.

1. Prior to the merger, FTX will amend such FTX deferral plan with the consent of all the participants to provide for the immediate payment of all deferred amounts irrespective of previous participant elections.

2.   IGL will have no responsibility for payments under the FTX deferral plan.

References made herein to payments to be made by FTX hereunder may be made by FTX or FRP under applicable provisions of the Plans in accordance with past practice.

                                                                    EXHIBIT A TO
                                                                MERGER AGREEMENT

                                     FORM OF
                                WARRANT AGREEMENT


          This Warrant Agreement dated as of _____________, 1997 (the "Agreement") between IMC GLOBAL INC., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as warrant agent (the "WARRANT AGENT").

                                    RECITALS

          WHEREAS, the Company proposes to issue and deliver its warrant certificates (the "WARRANT CERTIFICATES") evidencing warrants (the "WARRANTS") to purchase up to an aggregate of _______ shares of its Common Stock (as defined below) to holders (the "WARRANT RECIPIENTS") of the common stock, par value $.01 per share, of Freeport-McMoRan Inc. ("FTX") in connection with the Agreement and Plan of Merger dated as of August 26, 1997 (the "MERGER AGREEMENT") between the Company and FTX; and

          WHEREAS, each Warrant will entitle the registered holder thereof to purchase one share of Common Stock (as defined below) at the Exercise Price (as defined below);

          In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Holders, the Company and the Warrant Agent each agrees as follows:

          Section 1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "AFFILIATE" of any person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange, banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

          "COMMON STOCK" means the Common Stock, $1.00 par value per share, of the Company, and any other capital stock of the Company into which the Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, the Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          "COMPANY" shall have the meaning set forth in the preamble to this Agreement or its successors and assigns.

          "CURRENT MARKET VALUE" shall have the meaning set forth in
SECTION 8(e) of this Agreement.

          "EFFECTIVE TIME" means the date of the filing of a certificate of merger with the Secretary of State of the State of Delaware in connection with the merger of FTX with and into the Company pursuant to the Merger Agreement. [IF WARRANT AGREEMENT EXECUTED AT EFFECTIVE TIME, INSERT ACTUAL DATE.]

          "EXERCISE DATE" shall mean, as to any Warrants, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrants, with the Exercise Forms therein duly executed by the Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank check or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price (as defined below).

          "EXERCISE PRICE" means the purchase price per share of Common Stock to be paid upon the exercise of a Warrant in accordance with the terms hereof, which price shall initially be $44.50 per share, subject to adjustment from time to time pursuant to SECTION 8 hereof.

          "EXPIRATION DATE" means the date that is the third anniversary of the Effective Time, provided that if such date does not fall on a Business Day, then the next succeeding Business Day. [IF WARRANT AGREEMENT EXECUTED AT EFFECTIVE TIME, INSERT ACTUAL DATE.]

          "HOLDER" means, with respect to any Warrant Certificate, the person in whose name such Warrant Certificate is registered upon the books to be maintained by the Warrant Agent pursuant to SECTION 3 hereof.

          "MERGER AGREEMENT" shall have the meaning set forth in the first Recital to this Agreement.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "REGISTER" shall have the meaning set forth in SECTION 3(A) of this Agreement.

          "WARRANT AGENT" shall have the meaning set forth in the preamble to this Agreement or the successor or successors of such Warrant Agent duly appointed in accordance with the terms hereof.

          "WARRANT CERTIFICATES" shall have the meaning set forth in the first Recital to this Agreement.

          "WARRANT RECIPIENTS" shall have the meaning set forth in the first Recital to this Agreement.

          "WARRANTS" shall have the meaning set forth in the first Recital to this Agreement.

          Section 2. THE WARRANT CERTIFICATES. (a) Upon issuance, each Warrant Certificate shall evidence one or more Warrants. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as EXHIBIT A. The Warrant Certificates shall be dated the date on which they are countersigned by the Warrant Agent and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with applicable laws, rules or regulations including any rule or regulation of any securities exchange on which the Warrants may be listed.

          (b) Warrant Certificates substantially in the form of Exhibit A hereto and evidencing Warrants to purchase an aggregate of up to ___________ shares of Common Stock (subject to adjustment pursuant to SECTION 8) shall be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company. The names and addresses of the Warrant Recipients shall be specified by the Company pursuant to a list of Warrant Recipients provided to the Warrant Agent by the Company, which shall consist of the names of those Persons who were stockholders of record of FTX as of the

Effective Time, subject only to the elimination of the names of any such Persons as are only entitled to receive a payment in lieu of a fractional Warrant in accordance with the terms of the Merger Agreement. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this SECTION 2(b) or by SECTION 3(b), 4(F) or 6 hereof. The Warrant Certificates shall be executed on behalf of the Company by any of its duly authorized officers, either manually or by facsimile signature printed thereon, and shall be dated the date of issuance. The Warrant Agent shall countersign the Warrant Certificates either manually or by facsimile signature printed thereon, and the Warrant Certificates shall not be valid for any purpose until so countersigned. In case any duly authorized officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

          Section 3. REGISTRATION, EXCHANGE AND TRANSFER OF WARRANTS. (a) The Warrant Agent shall keep at the principal corporate trust office of the Warrant Agent, specified in or pursuant to SECTION 4(e), a register (the "REGISTER") in which , subject to such regulations as the Company may reasonably prescribe, the Warrant Agent shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

          (b) At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive; provided, however, that the Company shall not be required to issue and deliver Warrant Certificates representing fractional warrants.

          (c) Each Warrant Certificate issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement as the Warrant Certificates surrendered for such registration of transfer or exchange.

          (d) Each Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the

Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (e) No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

          (f) Each Warrant Certificate when duly endorsed in blank shall be negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the sole and absolute owner thereof for any purpose and as the person solely entitled to exercise the rights represented thereby or to request the Warrant Agent to record the transfer thereof on the Register any notice to the contrary notwithstanding; but until such transfer on such Register, the Company and the Warrant Agent may treat the Holder thereof as the owner for all purposes.

          Section 4. EXERCISE PRICE, PAYMENT OF THE EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS GENERALLY. (a) Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, upon payment of the Exercise Price and subject to the provisions of this Agreement, to receive one share of Common Stock for each whole Warrant represented thereby, subject to adjustment as herein provided, upon payment of the Exercise Price for each of such shares.

          (b) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the Person entitled to receive shares of Common Stock upon exercise of the Warrant shall be treated as the holder of such Common Stock as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall notify the Company, and the Warrant Agent shall, within five Business Days of the Exercise Date, deliver or cause to be delivered to or upon any written order of any Holder appropriate evidence of ownership of any shares of Common Stock issuable upon exercise of the Warrants or other securities or property (including any cash) to which the Holder is entitled hereunder, subject to
SECTION 5. All funds received upon the exercise of Warrants shall be deposited by the Warrant Agent for the account of the Company, unless otherwise instructed in writing by the Company.

          (c) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable from time to time by the Holder thereof at any time on or prior to the Expiration Date.

          (d) The Warrants shall terminate and become void as of 5:00 P.M. (New York City time) on the Expiration Date and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

          (e) Subject to SECTIONS 5 and 9 hereof, in order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant, with one of the forms on the reverse of or attached to the Warrant Certificates duly executed (with signature guaranteed), to the Warrant Agent at its office at 101 Barclay Street, Floor 21 West, New York, New York 10286, or at such other address as the Warrant Agent may specify in writing to the Holders at their respective addresses specified in the Register, together with payment-in-full of the Exercise Price thereof.

          (f) The Warrants evidenced by a Warrant Certificate shall be exercisable either as an entirety or, from time to time, for part only of the number of whole Warrants evidenced thereby. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, the Warrant Certificate representing such Warrants shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised shall be issued by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the person or persons entitled to receive the same.

          Section 5. PAYMENT OF TAXES. The Company will pay all documentary, stamp or similar taxes or other governmental charges, if any, attributable to the issuance of the Warrants or the issuance of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Certificates or certificates for Common Stock issued upon the exercise of Warrants in a name other than that of the Holder of such Warrants, and the Company shall not register any such transfer or issue any such certificate until such tax or governmental charge, if required, shall have been paid.

          Section 6. MUTILATED OR MISSING WARRANT CERTIFICATES. If (a) any mutilated Warrant Certificate is surrendered to the

Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent (in the case of destruction, loss or theft) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

          Upon the issuance of any new Warrant Certificate under this SECTION 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

          Every new Warrant Certificate executed and delivered pursuant to this
SECTION 6 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

          The provisions of this SECTION 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

          Section 7. RESERVATION OF COMMON STOCK FOR ISSUANCE ON EXERCISE OF WARRANTS; LISTING; REGISTRATION. (a) The Company will at all times reserve and keep available, free from preemptive rights, and out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, upon issue in accordance with the terms of this Agreement, be duly and validly issued and fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof and that upon issuance such shares shall be listed on each national securities exchange on which any other shares of outstanding Common Stock are then listed.

          (b) The Company covenants that if any Common Stock to be reserved for the purpose of exercise of the Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, or freely transferred by the holder thereof after such exercise, as expeditiously as reasonably possible, it shall endeavor to secure such registration or approval and shall use its reasonable efforts to obtain appropriate approvals under state "blue sky" securities laws.

          Section 8. ADJUSTMENTS. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each whole Warrant shall be subject to adjustment from time to time as follows:

          (a) STOCK DIVIDENDS; STOCK SPLITS; REVERSE STOCK SPLITS; RECLASSIFICATIONS. If the Company shall (i) pay a dividend in shares of Common Stock or make any other distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of Common Stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities or property (including cash) of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this
SECTION 8(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) RIGHTS; OPTIONS; WARRANTS. If the Company shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to SECTION 8(a)) to all holders of its Common Stock ("Additional Options"), entitling them to subscribe for or purchase Common Stock at a price per share that is lower (at the record date for such issuance) than the Current Market Value per share of Common Stock, the Exercise Price of each Warrant shall be adjusted by multiplying such price by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the record date established for the issuance of the Additional Rights, Options plus the number of shares of Common Stock that the aggregate consideration received (upon issuance of such additional shares upon exercise of such Additional Options) would purchase at the Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the record date established for the issuance of such Additional Options plus the number of additional shares of Common Stock issuable upon exercise of the Additional Options. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

          Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this SECTION 8(b) shall be allocated among the Warrants then outstanding on a pro rata basis.

          (c) ISSUANCE OF COMMON STOCK AT LOWER VALUES. If the Company shall, in a transaction to which SECTION 8(b) is inapplicable, issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing
(A) the total amount receivable by the Company in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if-any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then Current Market Value per share of the Common Stock in effect immediately prior to such sale or issuance, then the Exercise Price of each Warrant shall be adjusted by multiplying such Exercise Price by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the record date established for the issuance of such rights, options, or warrants plus the number of shares of Common Stock which the aggregate consideration received (upon exercise of such rights, options or warrants) would purchase at the Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date established for the issuance of such rights, options or warrants plus the number of additional shares of Common Stock issuable upon exercise thereof. Such adjustment shall be made successively whenever any such sale or issuance is made.

          In case the Company shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this SECTION 8(c), the Board of Directors of the Company shall determine, in good faith, the fair value of such property. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this SECTION 8(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

          Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this SECTION 8(C) shall be allocated among each Warrant then outstanding on a pro rata basis.

          The provisions of this SECTION 8(c) shall not apply (i) to shares issued pursuant to an employee stock option plan or similar plan providing for options or other similar rights to purchase shares of Common Stock, (ii) to issuances pursuant to incentive bonus plans or (iii) to shares issued in payment or settlement of any other equity-related award to employees.

          (d) EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION PRIVILEGES. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares issuable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

          (e) CURRENT MARKET VALUE. For the purposes of any computation under this SECTION 8 or under SECTION 7(b), the Current Market Value per share of Common Stock at the date herein specified shall be deemed to be the average of the daily market prices of the Common Stock for the 20 consecutive trading days immediately preceding the day as of which "Current Market Value" is being determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

          (f) ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. If the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is converted into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (f), each Holder, upon the exercise of each Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled immediately prior to the record date for such dividend or distribution or the effective date of such consolidation, merger, transfer, reorganization or reclassification.

          (g) DE MINIMIS ADJUSTMENTS. Except as provided in SECTION 8(c) with reference to adjustments required by such SECTION 8(c), no adjustment in the Exercise Price shall be required unless such adjustment would result in an increase or decrease of such Exercise Price by at least one percent (1%); PROVIDED, HOWEVER, that any adjustments which by reason of this SECTION 8(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (h) NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly give written notice (signed by the Chief Financial Officer or Chief Executive Officer) to the Warrant Agent of such adjustment or adjustments and shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the adjusted Exercise Price, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

          (i) STATEMENT ON WARRANTS. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          Section 9. FRACTIONAL SHARES OF COMMON STOCK ON EXERCISE OF THE WARRANTS. The Company shall not be required to issue fractional shares of Common Stock on exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock that shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this SECTION 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it in accordance with SECTION 8(e) to be equal to the then Current Market Value multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

          Section 10. NO STOCK RIGHTS. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon any Holder of a Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to exercise any preemptive right, to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise.

          Section 11. THE WARRANT AGENT. (a) The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement.
The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. No implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not by countersigning Warrant

Certificates or by any other act hereunder be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation, other than to apply any adjustment, notice of which is given by the Company to the Warrant Agent to be mailed to the Holders in accordance with SECTION 8(i). The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from any officer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, except for its own negligence or willful misconduct, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

          (b) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

          (c) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

          (d) The Company agrees to pay to the Warrant Agent compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          (e) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell and deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (f) Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profits), even if the Warrant Agent has been advised of the form of action.

          Section 12. RESIGNATION AND REMOVAL OF WARRANT AGENT; APPOINTMENT OF SUCCESSOR. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence, bad faith or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then a Holder may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any State thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed
Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of
SECTION 12(a) or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed first-class mail, postage prepaid) to each Holder at such Holder's last address as shown on the Register.

          Section 13. MONEY AND OTHER PROPERTY DEPOSITED WITH THE WARRANT AGENT. Any moneys, securities or other property that at any time shall be deposited on behalf of the Company with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law.

          Section 14. CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. (a) The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the obligations of the Company hereunder.

          (b) In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants.

          Section 15.  NOTICES.  (a) Except as otherwise provided in
SECTION 15(b), any notice, demand or delivery authorized by this agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder at such Holder's address shown on the Register and to the Company or the Warrant Agent as follows:

     If to the Company:

          IMC Global Inc.
          2100 Sanders Road
          Northbrook, Illinois  60062
          Attention:  Marschall I. Smith
                      Senior Vice President and
                        General Counsel
     with a copy to:

          Sidley & Austin
          One First National Plaza
          Chicago, Illinois  60603
          Attention:  Thomas A. Cole
                      Larry A. Barden

     If to the Warrant Agent:

          The Bank of New York
          101 Barclay Street, Floor 21 West
          New York, New York  10286
          Attention:  Corporate Trust Trustee Administration

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

          (b) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

          Section 16. AMENDMENTS. (a) The Company may from time to time supplement or amend this Agreement without the consent of any Holder, in order to (i) cure any ambiguity or correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this section, the Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder in which case such party may, but shall not be required to, join in such execution and delivery.

          (b) With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrant holders and of the Company;
provided, however, that no such supplemental agreement or amendment shall, without the consent of the registered holder of each outstanding Warrant affected thereby:

          (1) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable; or

          (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this section, the Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder in which case such party may, but shall not be required to, join in such execution and delivery.

          Section 17. PERSONS BENEFITING. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and each registered Holder of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

          Section 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          Section 19. SURRENDER OF CERTIFICATES. Any Warrant Certificate surrendered for exercise or purchase or otherwise acquired by the Company shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall deliver such cancelled Warrant Certificates to the Company.

          Section 20. TERMINATION OF AGREEMENT. This Agreement shall terminate and be of no further force and effect on the earliest of (a) the Expiration Date or (b) the date on which all of the Warrants have been exercised, except that the provisions of SECTIONS 11 and 13 shall continue in full force and effect after such termination date.

          Section 21. GOVERNING LAW. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officer thereunto duly authorized as of the date first above written.

                              IMC GLOBAL INC.


                              By:________________________________
                                 Name:
                                 Title:


                              THE BANK OF NEW YORK,
                              as Warrant Agent


                              By:________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A


                         FORM OF FACE OF WARRANT CERTIFICATE

                          WARRANTS TO PURCHASE COMMON STOCK
                                  OF IMC GLOBAL INC.


No. ___                                            Certificate for ____ Warrants

          This certifies that _________________________________, or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from IMC Global Inc., a Delaware corporation (the "Company"), one share of Common Stock, par value $l.00 per share, of the Company ("Common Stock"), at the exercise price (the "Exercise Price") of $44.50 per share, subject to adjustment upon the occurrence of certain events. This Warrant Certificate shall terminate and become void as of the close of business on the third anniversary of the Effective Time (as defined in the Warrant Agreement) [NOTE: ACTUAL DATE TO BE FILLED IN IF WARRANT AGREEMENT SIGNED AT EFFECTIVE TIME] of the merger of Freeport-McMoRan Inc. with and into the Company (the "Expiration Date"); provided, however, that if the last day for the exercise of the Warrants shall not be a Business Day, then the Warrants may be exercised on the next succeeding Business Day (as defined in the Warrant Agreement) following the Expiration Date.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of ____________, (the "Warrant Agreement"), between the Company and The Bank of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants are immediately exercisable. At 5:00 P.M. (New York City time) on the Expiration Date, each Warrant not exercised prior thereto shall terminate and become void and of no value; provided, however, that if the last day for the exercise of the Warrants shall not be a Business Day, then the Warrants may be exercised until 5:00 P.M. (New York City time) on the next succeeding Business Day following the Expiration Date.

          The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each whole Warrant are subject to adjustment as provided in the Warrant Agreement.

          In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect or the share(s) of Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be in cash or by certified or official bank check payable to the order of the Company.

          The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Certificates or certificates for Common Stock issued upon the exercise of Warrants in a name other than that of the registered Holder of such Warrants, and the Company shall not register any such transfer or issue any such certificate until such tax or governmental charge, if required, shall have been paid.

          This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the principal corporate trust office of the Warrant Agent maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by the Holder hereof, or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred; provided, however, that the Company shall not be required to issue and deliver Warrant Certificates representing fractional warrants.

          No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

          All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address: The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration.

          This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: ____________, ____


                                   IMC GLOBAL INC.


                                   By:___________________________
                                      Name:
                                      Title:


Countersigned:

THE BANK OF NEW YORK,
as Warrant Agent

_____________________________

By:__________________________
     Authorized Officer

                      FORM OF REVERSE OF WARRANT CERTIFICATE
                           EXERCISE SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrants)

To:  IMC Global Inc.

          The undersigned irrevocably exercises __________ of the Warrants for the purchase of one share per Warrant (subject to adjustment) of Common Stock, par value $l.00 per share, of IMC Global Inc. represented by this Warrant Certificate hereof and herewith makes payment of $_________ (such payment being in cash or by certified or official bank check payable to the order of IMC Global Inc.), representing the Exercise Price for such Warrants so exercised. On the terms and conditions specified in this Warrant Certificate and the Warrant Agreement therein referred to, the undersigned hereby surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date: ___________, ____

                              ___________________________________
                              (Signature of Owner)

                              ___________________________________
                              (Street Address)

                              ___________________________________
                              (City)          (State)
                                                  (Zip Code)

                              Signature Guaranteed by:

                              ___________________________________


___________________

1 The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant
Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of whole Warrants set forth below:


                                              Social
                                              Security
                                              or other
                                              identifying
Name of                                       number of           Number of
ASSIGNEES      ADDRESS                        ASSIGNEE(S)         WARRANTS
---------      -------                        ------------        ---------










and does hereby irrevocably constitute and appoint ________________________ the undersigned's attorney to make such transfer on the books of _____________________ maintained for that purpose, with full power of substitution in the premises.

Date:______________, 19____

                              ___________________________________
                              (Signature of Owner)

                              ___________________________________
                              (Street Address)

                              ___________________________________
                              (City)          (State)
                                                  (Zip Code)

                              Signature Guaranteed by:

                              ___________________________________

___________________

2 The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed.